Exhibit 99.3

Item 8.	Financial Statements and Supplementary Data.

RAIT FINANCIAL TRUST

Report of Independent Registered Public Accounting Firm

Board of Trustees

RAIT Financial Trust

We have audited the accompanying consolidated balance sheets of RAIT Financial Trust (formerly RAIT Investment Trust) (the Company, a Maryland real estate investment trust) and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, other comprehensive income (loss), shareholders’ equity and cash flows for each of the three years in the period ended December 31, 2006. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of RAIT Financial Trust and its subsidiaries as of December 31, 2006 and 2005, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2006 in conformity with accounting principles generally accepted in the United States of America.

Our audit was conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The Schedule II—Valuation and Qualifying Accounts and Schedule IV—Mortgage Loans on Real Estate of RAIT Financial Trust and subsidiaries are presented for purposes of additional analysis and are not a required part of the basic financial statements. These schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.

As discussed in Note 11 to the consolidated financial statements, the Company has adopted Financial Accounting Standards Board Statement No. 123(R), Share Based Payments in 2006.

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the effectiveness of RAIT Financial Trust’s internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control—Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO) and our report dated February 28, 2007 expressed an unqualified opinion on management’s assessment and an unqualified opinion on internal control effectiveness.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

February 28, 2007 (except for Note 15, as to which the date is June 21, 2007)

Report of Independent Registered Public Accounting Firm

Board of Trustees

RAIT Financial Trust

We have audited management’s assessment, included in the accompanying Management’s Annual Report on Internal Control over Financial Reporting, that RAIT Financial Trust (a Maryland real estate investment trust) and subsidiaries (collectively RAIT Financial Trust) maintained effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). RAIT Financial Trust’s management is responsible for maintaining effective internal control over financial reporting and for its assessment of the effectiveness of internal control over financial reporting. Our responsibility is to express an opinion on management’s assessment and an opinion on the effectiveness of the company’s internal control over financial reporting based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects. Our audit included obtaining an understanding of internal control over financial reporting, evaluating management’s assessment, testing and evaluating the design and operating effectiveness of internal control, and performing such other procedures as we considered necessary in the circumstances. We believe that our audit provides a reasonable basis for our opinions.

A company’s internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. A company’s internal control over financial reporting includes those policies and procedures that (1) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (2) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (3) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the company’s assets that could have a material effect on the financial statements.

Because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Also, projections of any evaluation of effectiveness to future periods are subject to the risk that controls may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate.

As indicated in the accompanying Management’s Annual Report on Internal Control over Financial Reporting, management’s assessment of and conclusion on the effectiveness of internal control over financial reporting did not include the internal controls of Taberna Realty Finance Trust and it subsidiaries, which were acquired on December 11, 2006 and is included in the 2006 consolidated financial statements of RAIT Financial Trust. Taberna Realty Finance Trust constituted approximately 87% of total assets and 6% percent of total revenue as of and for the year ended December 31, 2006. Our audit of internal control over financial reporting of RAIT Financial Trust also did not include an evaluation of the internal control over financial reporting of Taberna Realty Finance Trust and it subsidiaries.

In our opinion, management’s assessment that RAIT Financial Trust maintained effective internal control over financial reporting as of December 31, 2006, is fairly stated, in all material respects, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Also in our opinion, RAIT Financial Trust maintained, in all material respects, effective internal control over financial reporting as of December 31, 2006, based on criteria established in Internal Control-Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO).

We also have audited, in accordance with the standards of the Public Company Accounting Oversight Board (United States), the consolidated balance sheets of RAIT Financial Trust and its subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, other comprehensive income (loss), shareholders’ equity, and cash flows for each of the three years in the period ended December 31, 2006 and our report dated February 28, 2007 (except for Note 15, as to which the date is June 21, 2007) expressed an unqualified opinion on those financial statements.

/s/ Grant Thornton LLP

Philadelphia, Pennsylvania

February 28, 2007

RAIT Financial Trust

Consolidated Balance Sheets

As of December 31, 2006 and 2005

(Dollars in thousands, except share and per share information)

	As of December 31
	2006	2005
Assets
Investments in securities
Available-for-sale securities	$3,978,999	$—
Security-related receivables	1,159,312	—

Total investment in securities	5,138,311	—
Investments in mortgages and loans, at amortized cost
Residential mortgages and mortgage-related receivables	4,676,950	—
Commercial mortgages, mezzanine loans and other loans	1,250,945	714,654
Allowance for losses	(5,345)	(226)

Total investment in mortgages and loans	5,922,550	714,428
Investments in real estate interests	139,132	85,584
Real estate interests held for sale	—	104,340
Cash and cash equivalents	99,367	71,420
Restricted cash	292,869	21,058
Accrued interest receivable	111,238	13,128
Warehouse deposits	44,618	—
Other assets	42,274	10,220
Deferred financing costs, net of accumulated amortization of $1,709 and $829, respectively	16,729	3,520
Intangible assets, net of accumulated amortization of $3,175 and $0, respectively	121,046	—
Goodwill	132,372	887

Total assets	$12,060,506	$1,024,585

Liabilities and shareholders’ equity
Indebtedness
Repurchase agreements and other indebtedness	$1,255,518	$329,859
Mortgage-backed securities issued	3,697,291	—
Trust preferred obligations	643,639	—
CDO notes payable	4,855,743	—

Total indebtedness	10,452,191	329,859
Accrued interest payable	67,393	2,178
Accounts payable and accrued expenses	22,930	3,226
Liabilities related to real estate interests held for sale	—	63,641
Deferred taxes, borrowers’ escrows and other liabilities	158,197	15,986
Distributions payable	39,118	—

Total liabilities	10,739,829	414,890
Minority interest	124,273	460

Shareholders’ equity
Preferred shares, $0.01 par value per share, 25,000,000 shares authorized;
7.75% Series A cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,760,000 shares issued and outstanding	28	28
8.375% Series B cumulative redeemable preferred shares, liquidation preference $25.00 per share, 2,258,300 shares issued and outstanding	23	23
Common shares, $0.01 par value per share, 200,000,000 shares authorized, 52,151,412 and 27,899,065 issued and outstanding, including 430,516 unvested restricted share awards as of December 31, 2006	517	279
Additional paid in capital	1,218,667	602,655
Accumulated other comprehensive income (loss)	(3,085)	—
Retained earnings (deficit)	(19,746)	6,250

Total shareholders’ equity	1,196,404	609,235

Total liabilities and shareholders’ equity	$12,060,506	$1,024,585

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Income

For the Three Years Ended December 31, 2006

(Dollars in thousands, except share and per share information)

	For the years ended December 31
	2006	2005	2004
Revenue:
Investment interest income	$138,639	$86,174	$63,942
Investment interest expense	(61,833)	(12,933)	(4,917)
Provision for losses	(2,499)	—	—
Change in fair value of free-standing derivatives	788	—	—

Net investment income	75,095	73,241	59,025
Rental income	12,639	12,164	9,808
Fee and other income	14,387	7,043	6,728

Total revenue	102,121	92,448	75,561
Expenses:
Compensation expense	12,736	5,117	4,571
Real estate operating expenses	9,198	7,229	5,770
General and administrative	5,675	4,212	4,174
Depreciation	1,437	1,194	815
Amortization of intangible assets	3,175	—	—

Total expenses	32,221	17,752	15,330

Income before interest and other income (expense), minority interest, income taxes, and income from discontinued operations	69,900	74,696	60,231
Interest and other income	1,961	576	464
Gain (loss) on sale of assets	(6)	(198)	2,403
Unrealized gain on interest rate hedges	1,925	—	—
Equity in loss of equity method investments	(259)	—	—
Minority interest	(2,668)	(33)	(30)

Income before taxes and income from discontinued operations	70,853	75,041	63,068
Income tax benefit	1,183	—	—

Income from continuing operations	72,036	75,041	63,068
Income from discontinued operations	5,882	2,986	3,089

Net income	77,918	78,027	66,157
Income allocated to preferred shares	(10,079)	(10,076)	(5,279)

Net income available to common shares	$67,839	$67,951	$60,878

Earnings per share—Basic:
Continuing operations	$2.12	$2.48	$2.36
Discontinued operations	0.20	0.11	0.13

Total earnings per share—Basic	$2.32	$2.59	$2.49

Weighted-average shares outstanding—Basic	29,294,642	26,235,134	24,404,168

Earnings per share—Diluted:
Continuing operations	$2.10	$2.46	$2.35
Discontinued operations	0.20	0.11	0.13

Total earnings per share—Diluted	$2.30	$2.57	$2.48

Weighted-average shares outstanding—Diluted	29,553,403	26,419,693	24,572,076

Distributions declared per common share	$2.70	$2.43	$2.40

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Other Comprehensive Income (Loss)

(Dollars in thousands)

	For the Years Ended December 31
	2006	2005	2004
Net income	$77,918	$78,027	$66,157
Other comprehensive income (loss):
Change in the fair value of cash-flow hedges	32,249	—	—
Reclassification adjustments associated with unrealized gains from cash flow hedges included in net income	(1,925)	—	—
Realized (gain) loss on cash-flow hedges reclassified to earnings	(1,327)	—	—
Change in fair value of available-for-sale securities	(34,710)	—	—

Total other comprehensive loss before minority interest allocation	(5,713)	—	—
Allocation to minority interest	2,628	—	—

Total other comprehensive income (loss)	(3,085)	—	—

Comprehensive income	$74,833	$78,027	$66,157

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Shareholders’ Equity

For the Three Years Ended December 31, 2006

(Dollars in thousands, except share information)

	Preferred Shares— Series A	Par Value Preferred Shares— Series A	Preferred Shares— Series B	Par Value Preferred Shares— Series B	Common Shares	Par Value Common Shares	Additional Paid In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Deficit)	Total Shareholders’ Equity
Balance, January 1, 2004	—	$—	—	$—	23,207,298	$232	$363,623	$—	$(453)	$363,402
Net income	—	—	—	—	—	—	—	—	66,157	66,157
Preferred dividends declared	—	—	—	—	—	—	—	—	(5,279)	(5,279)
Common dividends declared	—	—	—	—	11,738	—	305	—	(58,525)	(58,220)
Stock options exercised	—	—	—	—	43,431	1	848	—	—	849
Preferred shares issued, net	2,760,000	28	2,258,300	23	—	—	120,967	—	—	121,018
Stock compensation expense	—	—	—	—	—	—	334	—	—	334
Common shares issued, net	—	—	—	—	2,317,481	23	53,426	—	—	53,449

Balance, December 31, 2004	2,760,000	28	2,258,300	23	25,579,948	256	539,503	—	1,900	541,710
Net income	—	—	—	—	—	—	—	—	78,027	78,027
Preferred dividends declared	—	—	—	—	—	—	—	—	(10,076)	(10,076)
Common dividends declared	—	—	—	—	13,031	—	354	—	(63,601)	(63,247)
Stock options exercised	—	—	—	—	6,847	—	243	—	—	243
Stock compensation expense	—	—	—	—	—	—	406	—	—	406
Common shares issued, net	—	—	—	—	2,299,239	23	62,149	—	—	62,172

Balance, December 31, 2005	2,760,000	28	2,258,300	23	27,899,065	279	602,655	—	6,250	609,235
Net income	—	—	—	—	—	—	—	—	77,918	77,918
Preferred dividends declared	—	—	—	—	—	—	—	—	(10,079)	(10,079)
Common dividends declared	—	—	—	—	14,449	—	405	—	(93,835)	(93,430)
Other comprehensive loss, net	—	—	—	—	—	—	—	(3,085)	—	(3,085)
Stock options exercised	—	—	—	—	246,918	2	3,861	—	—	3,863
Stock compensation expense	—	—	—	—	69,422	1	874	—	—	875
Common shares issued, net	—	—	—	—	23,491,042	235	610,872	—	—	611,107

Balance, December 31, 2006	2,760,000	$28	2,258,300	$23	51,720,896	$517	$1,218,667	$(3,085)	$(19,746)	$1,196,404

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Consolidated Statements of Cash Flows

For the Three Years Ended December 31, 2006

(Dollars in thousands)

	For the years ended December 31
	2006	2005	2004
Operating activities:
Net income	$77,918	$78,027	$66,157
Adjustments to reconcile net income to cash flow from operating activities:
Minority interest	2,668	33	30
Provision for losses	2,499	—	—
Amortization of deferred compensation	3,960	428	334
Equity in loss of equity method investments	259	—	—
Depreciation and amortization	5,167	3,853	3,739
Amortization of deferred financing costs	3,549	967	596
Accretion of loan discounts	(2,948)	(4,033)	(9,325)
(Gain) loss on sale of assets	(5,111)	198	(3,685)
Unrealized gain on interest rate hedges	(1,925)	—	—
Changes in assets and liabilities:
Accrued interest receivable	(25,730)	(5,980)	(3,948)
Other assets	28,492	(11,999)	3,272
Accrued interest payable	12,291	2,058	41
Accounts payable and accrued expenses	4,715	358	3,534
Deferred taxes, borrowers’ escrows and other liabilities	(31,163)	(303)	(7,999)

Cash flow from operating activities	74,641	63,607	52,746
Investing activities:
Purchase and origination of investments in securities	(222,593)	—	—
Purchase and origination of investments in loans	(950,902)	(585,484)	(388,643)
Cash obtained from Taberna upon acquisition	31,675	—	—
Principal repayments on loans	536,896	368,056	225,403
Investment in real estate interests	(41,660)	(15,983)	(36,555)
Proceeds from dispositions of real estate interests	48,176	12,051	15,312
Increase in restricted cash	(7,107)	(752)	(1,454)
Increase in warehouse deposits	(5,835)	—	—

Cash flow from investing activities	(611,350)	(222,112)	(185,937)
Financing activities:
Repayments on repurchase agreements and other indebtedness	(314,256)	(133,979)	(19,651)
Proceeds from repurchase agreements and other indebtedness	122,536	361,502	39,597
Repayments on residential mortgage-backed securities	(43,874)	—	—
Proceeds from issuance of CDO notes payable	773,205	—	—
Proceeds from issuance of TruPS obligations	100,000	—	—
Payments for deferred costs	(12,990)	—	—
Issuance of preferred shares, net	76	—	121,019
Common share issuance, net of costs incurred	4,350	62,394	54,297
Distributions paid to preferred shares	(10,079)	(10,076)	(5,279)
Distributions paid to common shares	(54,312)	(63,247)	(58,220)

Cash flow from financing activities	564,656	216,594	131,763

Net change in cash and cash equivalents	27,947	58,089	(1,428)
Cash and cash equivalents at the beginning of the period	71,420	13,331	14,759

Cash and cash equivalents at the end of the period	$99,367	$71,420	$13,331

Supplemental cash flow information:
Cash paid for interest	$47,932	$15,239	$9,836
Cash paid for taxes	780	—	—
Non-cash decrease in consolidated real estate interests	—	—	(6,600)
Non-cash increase in consolidated real estate interests, offset by a decrease in investments in loans	15,857	—	40,800
Stock issued under dividend reinvestment plan	405	354	305
Stock issued to acquire net assets of Taberna Realty Finance Trust	610,628	—	—
Distributions payable	39,118	—	—

The accompanying notes are an integral part of these consolidated financial statements.

RAIT Financial Trust

Notes to Consolidated Financial Statements

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 1:	THE COMPANY

RAIT Financial Trust (the Company) is a specialty finance company that provides a comprehensive set of debt financing options to the real estate industry. The Company originates and invests in real estate-related assets that are underwritten through an integrated investment process. The Company conducts its business through its subsidiaries, RAIT Partnership, L.P., or RAIT Partnership, and Taberna Realty Finance, or Taberna, as well as through their respective subsidiaries. The Company is a self-managed and self-advised Maryland REIT. Taberna is also a Maryland REIT. We acquired Taberna in a merger completed in December 2006. The Company’s objective is to provide its shareholders with total returns over time, including quarterly distributions and capital appreciation, while seeking to manage the risks associated with its investment strategy.

The Company finances a substantial portion of its investments through borrowing and securitization strategies seeking to match the maturities and repricing dates of its financings with the maturities and repricing dates of those investments, and to mitigate interest rate risk through derivative instruments.

The Company may encounter significant competition from public and private companies, including other finance companies, mortgage banks, pension funds, savings and loan associations, insurance companies, institutional investors, investment banking firms and other lenders and industry participants, as well as individual investors, for making investments in real estate. The Company generally invests in established markets in the Northeast, Mid-Atlantic, Central, Southeast and West regions of the United States and Europe.

NOTE 2:	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

a. Basis of Presentation

The consolidated financial statements have been prepared by the Company in accordance with U.S. generally accepted accounting principles (“GAAP”). Certain prior period amounts have been reclassified to conform with the current period presentation.

b. Principles of Consolidation

The consolidated financial statements reflect the accounts of the Company and its majority-owned and/or controlled subsidiaries. The portions of these entities not owned by the Company are presented as minority interest as of the dates and for the periods presented in the consolidated financial statements. All intercompany accounts and transactions have been eliminated in consolidation.

When the Company obtains an explicit or implicit interest in an entity, the Company evaluates the entity to determine if the entity is a variable interest entity (“VIE”), and, if so, whether or not the Company is deemed to

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

be the primary beneficiary of the VIE, in accordance with Financial Accounting Standards Board (“FASB”) Interpretation No. 46R, “Consolidation of Variable Interest Entities” (“FIN 46R”). Generally, the Company consolidates VIEs of which the Company is deemed to be the primary beneficiary or non-VIEs which the Company controls. The primary beneficiary of a VIE is the variable interest holder that absorbs the majority of the variability in the expected losses or the residual returns of the VIE. When determining the primary beneficiary of a VIE, the Company considers its aggregate explicit and implicit variable interests as a single variable interest. If the Company’s single variable interest absorbs the majority of the variability in the expected losses or the residual returns of the VIE, the Company is considered the primary beneficiary of the VIE. In the case of non-VIEs or VIEs where the Company is not deemed to be the primary beneficiary and the Company does not control the entity, but has the ability to exercise significant influence over the entity, the Company accounts for its investment under the equity method. The Company reconsiders its determination of whether an entity is a VIE and whether the Company is the primary beneficiary of such VIE if certain events occur.

The Company has determined that certain special purpose trusts formed by issuers of TruPS to issue such securities are VIEs (“Trust VIEs”) and that the holder of the majority of the TruPS issued by the Trust VIEs would be the primary beneficiary. In most instances, the Company is the primary beneficiary of the Trust VIEs because it holds, either explicitly or implicitly, the majority of the TruPS issued by the Trust VIEs. Certain TruPS issued by Trust VIEs are initially financed directly by CDOs or through the Company’s warehouse facilities. Under the warehouse agreements, the Company deposits cash collateral with an investment bank and bears the first dollar risk of loss, up to the Company’s collateral deposit, if an investment held under the warehouse facility is liquidated at a loss. This arrangement causes the Company to hold an implicit interest in the Trust VIEs that issued TruPS held by warehouse providers. The primary assets of the Trust VIEs are subordinated debentures issued by the sponsors of the Trust VIEs in exchange for the TruPS proceeds. These subordinated debentures have terms that mirror the TruPS issued by the Trust VIEs. Upon consolidation of the Trust VIEs, these subordinated debentures, which are assets of the Trust VIEs, are included in the Company’s financial statements and the related TruPS are eliminated. Pursuant to Emerging Issues Task Force Issue No. 85-1: “Classifying Notes Received for Capital Stock,” subordinated debentures issued to Trust VIEs as payment for common equity securities issued by Trust VIEs are recorded net of the common equity securities issued.

The Company consolidates various CDO entities and residential mortgage securitizations that are VIE entities when the Company is determined to be the primary beneficiary.

c. Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates.

d. Cash and Cash Equivalents

Cash and cash equivalents include cash held in banks and highly liquid investments with maturities of three months or less when purchased.

e. Restricted Cash

Restricted cash includes amounts held on deposit by investment banks as collateral for derivative contracts and proceeds from the issuance of CDO notes payable by CDO securitization entities that are restricted for the

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

purpose of funding additional investments in securities subsequent to the balance sheet date. As of December 31, 2006, the Company had $10,826 of restricted cash held by investment banks as collateral for derivative contracts and $218,353 held by CDO securitization entities.

Restricted cash also includes tenant escrows and borrowers’ funds held by the Company to fund certain expenditures or to be released at the Company’s discretion upon the occurrence of certain pre-specified events, and to serve as additional collateral for borrowers’ loans. As of December 31, 2006 and 2005, the Company had $63,690 and $21,058, respectively, of tenant escrows and borrowers’ funds.

f. Investments

The Company invests in debt securities, residential mortgages and mortgage-related receivables, commercial mortgages, mezzanine loans and other types of real estate-related assets. The Company accounts for its investments in securities under Statement of Financial Accounting Standards No. 115, “Accounting for Certain Investments in Debt and Equity Securities,” as amended and interpreted (“SFAS No. 115”), and designates each investment as a trading security, an available-for-sale security, or a held-to-maturity security based on management’s intent at the time of acquisition. Under SFAS No. 115, trading securities are recorded at their fair value each reporting period with fluctuations in fair value reported as a component of earnings. Available-for-sale securities are recorded at fair value with changes in fair value reported as a component of other comprehensive income (loss). Fair value is based primarily on quoted market prices from independent pricing sources when available for actively traded securities or discounted cash flow analyses developed by management using current interest rates and other market data for securities without an active market. Management’s estimate of fair value is subject to a high degree of variability based upon market conditions and management assumptions. Upon the sale of an available-for-sale security, the realized gain or loss on the sale will be recorded as a component of earnings in the respective period. Held-to-maturity investments are carried at amortized cost at each reporting period.

The Company accounts for its investments in subordinated debentures owned by trust VIEs that the Company consolidates as available-for-sale securities. These VIEs have no ability to sell, pledge, transfer or otherwise encumber the trust or the assets of the trust until such subordinated debenture’s maturity. The Company accounts for investments in securities where the transfer meets the criteria as a financing under Statement of Financial Accounting Standards No. 140, “Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities” (“SFAS No. 140”) at amortized cost. The Company’s investments in security-related receivables represent securities that were transferred to CDO securitization entities in which the transferors maintained some level of continuing involvement.

The Company accounts for its investments in residential mortgages and mortgage-related receivables, commercial mortgages, mezzanine loans and other loans at amortized cost. The carrying value of these investments is adjusted for origination discounts/premiums, nonrefundable fees and direct costs for originating loans which are amortized into income on a level yield basis over the terms of the loans. Mortgage-related receivables represent loan receivables secured by residential mortgages, the legal title to which is held by trust subsidiaries of the Company. These residential mortgages were transferred to the trust subsidiaries in transactions accounted for as financings under SFAS No. 140. Mortgage-related receivables maintain all of the economic attributes of the underlying residential mortgages and all benefits or risks of that ownership inure to the trust subsidiary.

The Company uses its judgment to determine whether an investment has sustained an other-than-temporary decline in value. If management determines that an investment has sustained an other-than-temporary decline in

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

its value, the investment is written down to its fair value by a charge to earnings, and the Company establishes a new cost basis for the investment. If a security that is available for sale sustains an other-than-temporary impairment, the identified impairment is reclassified from accumulated other comprehensive income to earnings, thereby establishing a new cost basis. The Company’s evaluation of an other-than-temporary decline is dependent on the specific facts and circumstances. Factors that the Company considers in determining whether an other-than-temporary decline in value has occurred include: the estimated fair value of the investment in relation to its cost basis; the financial condition of the related entity; and the intent and ability to retain the investment for a sufficient period of time to allow for recovery in the fair value of the investment.

The Company maintains an allowance for losses on its investments in residential mortgages and mortgage-related receivables, commercial mortgages, mezzanine loans and other loans. The Company’s allowance for losses is based on management’s evaluation of known losses and inherent risks in the portfolios, for example, historical and industry loss experience, economic conditions and trends, estimated fair values, the quality of collateral and other relevant factors. Specific allowances for losses are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated fair value of the underlying collateral. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries).

g. Transfers of Financial Assets

The Company accounts for transfers of financial assets under SFAS No. 140 as either sales or financings. Transfers of financial assets that result in sales accounting are those in which (1) the transfer legally isolates the transferred assets from the transferor, (2) the transferee has the right to pledge or exchange the transferred assets and no condition both constrains the transferee’s right to pledge or exchange the assets and provides more than a trivial benefit to the transferor, and (3) the transferor does not maintain effective control over the transferred assets. If the transfer does not meet these criteria, the transfer is accounted for as a financing. Financial assets that are treated as sales are removed from the Company’s accounts with any realized gain (loss) reflected in earnings during the period of sale. Financial assets that are treated as financings are maintained on the balance sheet with proceeds received from the legal transfer reflected as securitized borrowings.

h. Revenue Recognition

1)	Net investment income—the Company recognizes interest income from investments in debt and other securities, residential mortgages, commercial mortgages and mezzanine loans on a yield to maturity basis. Upon the acquisition of a loan at a discount, the Company assesses the portions of the discount that constitutes accretable yields and non-accretable differences. The accretable yield represents the excess of the Company’s expected cash flows from the loan over the amount the Company paid for the loan. That amount, the accretable yield, is accreted to interest income over the remaining life of the loan. Many of the Company’s commercial mortgages and mezzanine loans provide for the accrual of interest at specified rates which differ from current payment terms. Interest income is recognized on such loans at the accrual rate subject to management’s determination that accrued interest and outstanding principal are ultimately collectible. Origination fees and direct loan origination costs are deferred and amortized to net investment income, using the effective interest method, over the contractual life of the underlying loan security or loan, in accordance with SFAS No. 91. The Company recognizes interest income from interests in certain securitized financial assets on an estimated effective yield to maturity basis. Management estimates the current yield on the amortized cost of the investment based on estimated cash flows after considering prepayment and credit loss experience.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

2)	Structuring fees—the Company receives structuring fees for services rendered in connection with the formation of CDO securitization entities. The structuring fee is a contractual fee paid when the related services are completed. The structuring fee is a negotiated fee with the investment bank acting as placement agent for the CDO securities and is capitalized by the CDO securitization entity as a deferred financing cost. The Company may decide to invest in the debt or equity securities issued by CDO securitization entities. The Company evaluates its investment in these entities under FIN 46R to determine whether the entity is a VIE, and, if so, whether or not the Company is the primary beneficiary. If the Company determines it is the primary beneficiary, it will consolidate the accounts of the CDO securitization entity into the Company’s consolidated financial statements. Upon consolidation, the Company eliminates intercompany transactions, specifically the structuring fees and deferred financing costs paid.

3)	Fee and other income—the Company generates fee and other income, through our various subsidiaries, by providing (a) ongoing asset management services to CDO investment portfolios under cancelable management agreements, (b) providing or arranging to provide financing to our borrowers, and (c) providing financial consulting to our borrowers. The Company recognizes revenue for these activities when the fees are fixed or determinable, evidenced by an arrangement, collection is reasonably assured and the services under the arrangement have been provided. CDO asset management fees are an administrative cost of a CDO entity and are paid by the CDO administrative trustee on behalf of its investors. These asset management fees are recognized when earned and are paid quarterly. Asset management fees from consolidated CDOs are eliminated in consolidation. During the year ended December 31, 2006, we earned $1,143 of asset management fees, of which we eliminated $987 upon consolidation of CDOs of which we are the primary beneficiary.

i. Off-Balance Sheet Arrangements

The Company maintains warehouse financing arrangements with various investment banks and engage in CDO securitizations. Prior to the completion of a CDO securitization, the Company’s warehouse providers acquire investments in accordance with the terms of the warehouse facilities. The Company is paid the difference between the interest earned on the investments and the interest charged by the warehouse providers from the dates on which the respective investments were acquired. We bear the first dollar risk of loss, up to our warehouse deposit amount, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, the warehouse provider is required to liquidate the securities at a loss. These off-balance sheet arrangements are not consolidated because the Company’s risk of loss is generally limited to the cash collateral held by the warehouse providers and the Company’s warehouse facilities are not special purpose vehicles. However, since we hold an implicit variable interest in many entities funded under the Company’s warehouse facilities, the Company often does consolidate the Trust VIEs while the TruPS they issue are held on the warehouse lines. The economic return earned from these warehouse facilities is considered a non-hedge derivative and is recorded at fair value in our financial statements. Changes in fair value are reflected in earnings in the respective period.

j. Derivative Instruments

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. Certain of the techniques used to hedge exposure to interest rate fluctuations may also be used to protect against declines in the market value of assets that result from general trends in debt markets. The principal objective of such agreements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

In accordance with Statement of Financial Accounting Standards No. 133, “Accounting for Derivative Instruments and Hedging Activities,” as amended and interpreted (“SFAS No. 133”), the Company measures each derivative instrument (including certain derivative instruments embedded in other contracts) at fair value and records such amounts in its consolidated balance sheet as either an asset or liability. For derivatives designated as fair value hedges or for derivatives not designated as hedges, the changes in fair value of both the derivative instrument and the hedged item are recorded in earnings. For derivatives designated as cash flow hedges, the changes in the fair value of the effective portions of the derivative are reported in other comprehensive income. Changes in the ineffective portions of cash flow hedges are recognized in earnings.

k. Income Taxes

The Company and Taberna have each elected to be taxed as a REIT and to comply with the related provisions of the Internal Revenue Code of 1986, as amended (the “Internal Revenue Code”). Accordingly, the Company and Taberna generally will not be subject to U.S. federal income tax to the extent of its distributions to shareholders and as long as certain asset, income and share ownership tests are met. If the Company were to fail to meet these requirements, it would be subject to U.S. federal income tax, which could have a material adverse impact on its results of operations and amounts available for distributions to its shareholders. Management believes that all of the criteria to maintain the Company’s and Taberna’s REIT qualification have been met for the applicable periods, but, there can be no assurances that these criteria will continue to be met in subsequent periods.

The Company maintains various TRSs, which may be subject to U.S. federal, state and local income taxes. From time to time, these TRSs generate taxable income from intercompany transactions. The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred financing costs by the CDO entities. Certain CDO entities may be consolidated in the Company’s financial statements pursuant to FIN 46R. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are accrued by the TRSs in the year in which the taxable revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

l. Share-Based Payment

The Company accounts for its share-based compensation in accordance with Statement of Financial Accounting Standards No. 123R, “Share-Based Payment” (“SFAS No. 123R). The Company measures the cost of employee and trustee services received in exchange for an award of equity instruments based on the grant-date fair value of the award and records compensation expense over the related vesting period. The Company has previously followed the disclosure only provisions of both SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”) and SFAS No. 148, “Accounting for Stock-Based Compensation—Transition and Disclosure” (“SFAS No. 148”). Pursuant to the requirements of SFAS No. 148, the Company’s pro forma net income available to common shareholders using the fair value provisions of SFAS No. 123 would have been $67,923 and $60,826 for the years ended December 31, 2005 and 2004, respectively. Pro forma earnings per share, basic and diluted, would be the same as reported. This pro forma net income available to common shareholders includes $28 and $52, respectively, of additional compensation expense during the years ended December 31, 2005 and 2004.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

m. Deferred Financing Costs, Goodwill and Intangible Assets

Costs incurred in connection with debt financing are capitalized as deferred financing costs and charged to interest expense over the terms of the related debt agreements, under the effective interest method.

Goodwill on the Company’s consolidated balance sheet represents the amounts paid in excess of the fair value of the net assets acquired from business acquisitions accounted for under SFAS No. 141, “Business Combinations”. Pursuant to SFAS No. 142, “Accounting for Goodwill and Intangible Assets,” goodwill is not amortized to expense but rather is analyzed for impairment. The Company measures its goodwill for impairment on an annual basis or when events indicate that goodwill may be impaired. Through December 31, 2006, no impairment of goodwill was identified.

Intangible assets on the Company’s consolidated balance sheet represent identifiable intangibles acquired in business acquisitions. The Company amortizes identified intangible assets to expense over their estimated lives using the straight-line method. The Company measures its intangible assets, net of accumulated amortization, for impairment on an annual basis or when events indicate that the intangible assets are impaired. As of December 31, 2006, no impairment of intangible assets was identified. The Company expects to record amortization expense of intangible assets as follows by fiscal year: 2007—$55,476, 2008—$18,943, 2009—$12,572, 2010—$12,572, 2011—$11,951 and $6,922 thereafter.

n. Recent Accounting Pronouncements

In February 2006, the FASB issued SFAS No. 155, Accounting for Certain Hybrid Financial Instruments. Key provisions of SFAS No. 155 include: (1) a broad fair value measurement option for certain hybrid financial instruments that contain an embedded derivative that would otherwise require bifurcation; (2) clarification that only the simplest separations of interest payments and principal payments qualify for the exception afforded to interest-only strips and principal-only strips from derivative accounting under paragraph 14 of SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, thereby narrowing such exception; (3) a requirement that beneficial interests in securitized financial assets be analyzed to determine whether they are freestanding derivatives or whether they are hybrid instruments that contain embedded derivatives requiring bifurcation; (4) clarification that concentrations of credit risk in the form of subordination are not embedded derivatives; and (5) elimination of the prohibition on a QSPE holding passive derivative financial instruments that pertain to beneficial interests that are or contain a derivative financial instrument. In general, these changes will reduce the operational complexity associated with bifurcating embedded derivatives, and increase the number of beneficial interests in securitization transactions, including interest-only strips and principal-only strips, required to be accounted for in accordance with SFAS No. 133. The Company is required to adopt SFAS No. 155 in the first quarter of 2007. The Company does not expect that the adoption of SFAS No. 155 will have a material effect on its consolidated financial statements.

In September 2006, the FASB issued Interpretation No. 48, Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109 (“FIN 48”). FIN 48 clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements in accordance with FASB Statement No. 109, Accounting for Income Taxes. FIN 48 prescribes a recognition threshold and measurement attribute for the financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. The Company is required to adopt FIN 48 in the first quarter of 2007 and does not expect that the adoption of FIN 48 will have a material effect on its consolidated financial statements.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (SFAS 157). SFAS 157 defines fair value, establishes a framework for measuring fair value in GAAP, and requires enhanced disclosures about fair value measurements. SFAS 157 applies when other accounting pronouncements require or permit fair value measurements; it does not require new fair value measurements. SFAS 157 is effective for financial statements issued for fiscal years beginning after November 15, 2007, and interim periods within those years. The Company does not expect that the adoption of SFAS No. 157 will have a material effect on its consolidated financial statements.

In September 2006, the SEC released Staff Accounting Bulletin No. 108 (SAB 108) on quantifying financial statement misstatements. SAB 108 provides interpretative guidance on how the effects of the carryover or reversal of prior year misstatements should be considered in quantifying a current year misstatement. SAB 108 was issued to address diversity in practices by issuers when quantifying financial statement misstatements and the potential for current practice to fail to consider the accumulation of significant amounts on the balance sheet. SAB 108 is effective for fiscal years ending after November 15, 2006. The adoption of SAB 108 did not have an impact on the Company.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities. This statement provides entities with an irrevocable option to report most financial assets and liabilities at fair value, with subsequent changes in fair value reported in earnings. The election can be applied on an instrument-by-instrument basis. The statement establishes presentation and measurement attributes for similar types of assets and liabilities. The statement is effective for fiscal years beginning after November 15, 2007. Management is currently evaluating the impact that this statement may have on our financial statements.

NOTE 3:	ACQUISITION OF TABERNA REALTY FINANCE TRUST

On December 11, 2006, the Company acquired all of the outstanding common shares of Taberna Realty Finance Trust. The total purchase price consideration for the acquisition was $619,128, including approximately $8,500 in expenses, and was paid through the exchange of each Taberna common share for 0.5389 of the Company’s common shares. The Company issued 23,904,309 common shares, including 481,785 unvested restricted shares issued to employees of Taberna in exchange for their unvested restricted shares that did not fully vest upon the completion of the merger. The value of the unvested restricted shares was $16,559, based on the stock price of the Company’s common shares on the date of merger, or $34.37 per share, and was excluded from the total purchase price consideration. This cost will be amortized to compensation expense as the shares vest over the remaining terms of the individual awards. The acquisition of Taberna will increase the Company’s investment portfolio, increase the Company’s ability to provide a wide range of debt financing options to its borrowers, provide access to a broad origination network and increase the Company’s access to the CDO market to finance its investment portfolio. The results of Taberna’s operations have been included in our financial statements from the date of acquisition.

For purposes of computing the total purchase price, the common shares issued in the transactions were valued based on the average trading price of the Company’s common shares of $26.07. The average trading price was based on the average of the closing prices for each of the two trading days before, the day of and the two trading days after the merger was announced in June 2006.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The following table summarizes the fair value of the net assets acquired and liabilities assumed at the date of acquisition. The Company is in the process of obtaining final third-party valuations of certain tangible and intangible assets; thus, the allocation of the purchase price is subject to refinement.

Description	Estimated Fair Value
Assets acquired:
Investments in securities	$5,037,976
Investments in real estate loans and related receivables	4,844,912
Cash and cash equivalents	31,675
Restricted cash	221,558
Accrued interest receivable	74,185
Warehouse deposits	38,783
Other assets	28,623
Goodwill	131,485
Intangible assets	124,221

Total assets acquired	10,533,418
Liabilities assumed:
Repurchase agreements and other indebtedness	1,117,632
Mortgage-backed securities issued	3,740,041
Trust preferred obligations	543,649
CDO notes payable	4,081,839

Total indebtedness assumed	9,483,161
Accrued interest payable	52,836
Accounts payable and accrued expenses	11,502
Deferred taxes and other liabilities	242,624

Total liabilities assumed	9,790,123
Minority interests in consolidated entities assumed	124,167

Fair value of net assets acquired	$619,128

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

Unaudited pro forma information relating to the acquisition of Taberna is presented below as if the acquisition occurred on January 1 of the period presented. These pro forma results are not necessarily indicative of the results which actually would have occurred if the acquisition had occurred on the first day of the periods presented, nor does the pro forma financial information purport to represent the results of operations for future periods:

Description	For the Year Ended December 31 (unaudited)
	2006	2005
Pro forma revenue	$155,743	$104,389
Pro forma income from continuing operations	89,200	50,581
Pro forma income available to common shareholders	85,003	43,491
Earnings per share from continuing operations:
Basic, as reported	$2.12	$2.48
Basic, as pro forma	$1.54	$0.79
Diluted, as reported	$2.10	$2.46
Diluted, as pro forma	$1.53	$0.78
Earnings per share:
Basic, as reported	$2.32	$2.59
Basic, as pro forma	$1.65	$0.85
Diluted, as reported	$2.30	$2.57
Diluted, as pro forma	$1.65	$0.84

NOTE 4:	INVESTMENTS IN SECURITIES

The following table summarizes the Company’s investments in available-for-sale securities as of December 31, 2006:

Investment Description	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Estimated Fair Value	Weighted Average Coupon	Weighted Average Years to Maturity
TruPS and subordinated debentures	$3,754,728	$3,789	$(38,475)	$3,720,042	7.9%	28.1
Other securities	258,958	31	(32)	258,957	5.6%	24.4

Total available-for-sale securities	$4,013,686	$3,820	$(38,507)	$3,978,999	7.8%	27.9

TruPS included above as available-for-sale securities includes (a) investments in TruPS issued by Trust VIEs of which the Company is not the primary beneficiary and which the Company does not consolidate and (b) transfer of investments in TruPS securities to the Company that were accounted for as a sale pursuant to SFAS No. 140. Subordinated debentures included above represents the primary assets of Trust VIEs that the Company consolidates pursuant to FIN 46R. The Company acquired these securities from Taberna on December 11, 2006. As a result, the unrealized losses are less than 12 months. Management believes that none of these securities are other than temporarily impaired at December 31, 2006.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The following table summarizes the Company’s investments in security-related receivables, as of December 31, 2006:

Investment Description	Amortized Cost	Weighted Average Coupon	Weighted Average Years to Maturity	Estimated Fair Value
TruPS and subordinated debenture receivables	$554,646	8.0%	27.4	$561,292
Unsecured REIT note receivables	400,539	5.6%	11.1	393,682
CMBS receivables(1)	204,127	5.8%	35.6	201,150

Total	$1,159,312	6.8%	23.2	$1,156,124

(1)	CMBS receivables include securities with a fair value totaling $172,450 that are rated “BBB+” and “BBB-” by Standard & Poor’s and securities with a fair value totaling $28,700 that are rated between “AA” and “A-” by Standard & Poor’s.

The Company’s investments in security-related receivables represent securities owned by CDO entities that are accounted for by the Company as financings under SFAS No. 140.

The unrealized losses on the Company’s securities are primarily the result of market interest rate factors rather than credit impairment, and the Company believes that the carrying values are fully realizable over the securities’ expected holding period.

Some of the Company’s investments in securities collateralize debt issued through CDO entities. The Company’s TruPS CDO entities are static pools and prohibit, in most cases, the sale of such securities until the mandatory auction call period, typically 10 years from the CDO entity’s inception. At and subsequent to the mandatory auction call date, remaining securities will be offered in the general market and the proceeds from sales of such securities will be used to repay outstanding indebtedness and liquidate the CDO entity. The assets of the Company’s consolidated CDOs collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2006, CDO notes payable related to investment in securities were collateralized by $3,662,780 of principal amount of TruPS and subordinated debentures and $602,733 of principal amount of unsecured REIT note receivables and CMBS receivables. Some of these investments were eliminated upon the consolidation of various Trust VIEs that the Company consolidates and the corresponding subordinated debentures of the Trust VIEs are included as assets in the Company’s consolidated balance sheet.

NOTE 5:	INVESTMENTS IN LOANS

The Company’s investments in mortgages and loans are accounted for at amortized cost.

(a) Investments in residential mortgages and mortgage- related receivables:

The following tables summarize the Company’s investments in residential mortgages and mortgage-related receivables as of December 31, 2006:

	Unpaid Principal Balance	Unamortized (Discount)	Carrying Amount	Number of Loans and Mortgage-Related Receivables	Average Interest Rate	Average Contractual Maturity date
3/1 Adjustable rate	$144,614	$(2,203)	$142,411	364	5.6%	August 2035
5/1 Adjustable rate	3,879,528	(21,885)	3,857,643	7,897	5.6%	September 2035
7/1 Adjustable rate	612,717	(4,969)	607,748	1,337	5.7%	July 2035
10/1 Adjustable rate	69,896	(748)	69,148	78	5.7%	June 2035

Total	$4,706,755	$(29,805)	$4,676,950	9,676	5.6%

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The estimated fair value of the Company’s residential mortgage loans and mortgage-related receivables was $4,652,170 as of December 31, 2006. As of December 31, 2006, approximately 44% of the Company’s residential mortgage loans were in the State of California.

The following table summarizes the delinquency statistics of residential mortgage loans as of December 31, 2006:

Delinquency Status	Principal Amount
30 to 59 days	$30,389
60 to 89 days	8,006
90 days or more	5,699
In foreclosure or real estate owned	9,496

Total	$53,590

As of December 31, 2006, $3,957,998 of the Company’s residential mortgages and mortgage-related receivables as presented were pledged as collateral through owner-trust residential mortgage securitizations and collateralized obligations issued thereby totaling principal of $3,742,378 as of December 31, 2006. These securitization transactions occurred after the residential mortgages were acquired in whole-loan portfolio transactions. In each of these residential mortgage securitizations, the Company retained all of the subordinated and non-rated mortgage-backed securities issued. These securitization entities are non-qualified special purpose entities and are considered VIEs. Because the Company retained all of the subordinated and non-rated RMBS issued, the Company is the primary beneficiary of these entities and consolidates each of the residential mortgage securitization trusts.

(b) Investments in commercial mortgages, mezzanine loans, and other loans:

The following tables summarize the Company’s investments in commercial mortgages, mezzanine loans and other loans as of December 31, 2006:

	Unpaid Principal Balance	Unamortized (Discounts) Premiums	Carrying Amount	Number of Loans	Weighted Average Interest Rate	Range of Maturity Dates	Estimated Fair Value
Commercial mortgages	$779,363	$—	$779,363	46	8.7%	Mar. 2007 to Dec. 2011	$778,867
Mezzanine loans	382,990	(1,947)	381,043	122	11.3%	Apr. 2007 to May 2021	382,544
Other loans	92,174	54	92,228	5	7.7%	May 2010 to Oct. 2016	92,228

Total	1,254,527	(1,893)	1,252,634	173	9.4%		$1,253,639

Unearned fees	(1,689)	—	(1,689)

Total	$1,252,838	$(1,893)	$1,250,945

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The following tables summarize the Company’s investments in commercial mortgages, mezzanine loans and other loans as of December 31, 2005:

	Unpaid Principal Balance	Unamortized (Discounts) Premiums	Carrying Amount	Number of Loans	Weighted Average Interest Rate	Range of Maturity Dates	Estimated Fair Value
Commercial mortgages	$424,098	$—	$424,098	34	8.3%	Jan. 2006 to Dec. 2008	$427,913
Mezzanine loans	291,200	(41)	291,159	75	12.3%	Jan. 2006 to May 2021	308,454

Total	715,298	(41)	715,257	109	9.9%		$736,367

Unearned fees	(603)	—	(603)

Total	$714,695	$(41)	$714,654

The following table summarizes the delinquency statistics of commercial mortgages, mezzanine loans and other loans as of December 31, 2006:

Delinquency Status	Principal Amount
30 to 59 days	$1,100
60 to 89 days	—
90 days or more	4,857
In foreclosure or real estate owned	—

Total	$5,957

The following table displays the maturities of our investments in commercial mortgages, mezzanine loans and other loans by year:

2007	$281,683
2008	239,927
2009	168,625
2010	34,043
2011	175,558
Thereafter	354,691

Total	$1,254,527

(c) Allowance for losses:

The Company maintains an allowance for losses on its investments in residential mortgages and mortgage-related receivables, commercial mortgages, mezzanine loans and other real estate related assets. Specific allowances for losses are established for impaired loans based on a comparison of the recorded carrying value of the loan to either the present value of the loan’s expected cash flow, the loan’s estimated market price or the estimated fair value of the underlying collateral. The allowance is increased by charges to operations and decreased by charge-offs (net of recoveries). Management’s periodic evaluation of the adequacy of the allowance

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

is based upon expected and inherent risks in the portfolio, historical trends in adjustable rate residential mortgages (if applicable), the estimated value of underlying collateral, and current and expected future economic conditions. As of December 31, 2006 and 2005, the Company maintained an allowance for losses as follows:

	December 31, 2006	December 31, 2005
Residential mortgages and mortgage-related receivables	$(3,619)	$—
Investments in commercial mortgages, mezzanine loans and other real estate related assets	(1,726)	(226)

Total allowance for losses	$(5,345)	$(226)

NOTE 6:	INVESTMENTS IN REAL ESTATE INTERESTS

The Company maintains investments in consolidated and unconsolidated real estate interests. Consolidated real estate interests are generally instances where the Company owns a majority of the underlying equity interests, or is considered to be the primary beneficiary under FIN 46R of such entity, in a real estate property, multi-family, office, or other property. In these instances, the Company records the gross assets and liabilities of the underlying real estate in the Company’s financial statements. Unconsolidated real estate interests are generally instances where the Company owns non-controlling interests, or less than a majority of the outstanding equity interests, in limited partnerships accounted for under the equity method of accounting, unless such interests meet the requirements of EITF:D-46 “Accounting for Limited Partnership Investments” to be accounted for under the cost method of accounting. As of December 31, 2006, the Company maintained investments in three consolidated real estate properties and two parcels of land and 12 unconsolidated real estate interests. As of December 31, 2005, the Company maintained investments in five consolidated real estate properties and two parcels of land and seven unconsolidated real estate interests.

The table below summarizes the amounts included in our financial statements for our consolidated and unconsolidated real estate interests:

	December 31, 2006 Book Value	December 31, 2005 Book Value
Multi-family	$34,818	$19,530
Office	96,363	66,657
Retail and other	10,789	614

Subtotal	141,970	86,801
Plus: Escrows and reserves	—	550
Less: Accumulated depreciation	(2,838)	(1,767)

Consolidated and unconsolidated real estate interests	$139,132	$85,584

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 7:	INDEBTEDNESS

The Company maintains various forms of short-term and long-term financing arrangements. Generally, these financing agreements are collateralized by assets within CDOs or mortgage securitizations. The following table summarizes the Company’s indebtedness as of December 31, 2006 and 2005:

Description	Principal	Unamortized Premium (Discount)	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Contractual Maturity	Estimated Fair Value
Repurchase agreements and other indebtedness:
Repurchase agreements	$1,174,182	$—	$1,174,182	5.4% to 6.1%	5.9%	Jan. 2007	1,174,182
Secured lines of credit	42,400	—	42,400	7.2% to 7.3%	7.3%	Feb. 2008 to Oct. 2008	42,400
Other indebtedness	38,936	—	38,936	6.8% to 7.3%	7.0%	Apr. 2008 to Sept. 2009	38,936

Total repurchase agreements and other indebtedness	1,255,518	—	1,255,518				1,255,518
Mortgage-backed securities issued(1)	3,742,378	(45,087)	3,697,291	4.6% to 5.5%(2)	5.0%	2035	3,694,953
Trust preferred obligations	639,975	3,664	643,639	6.8% to 9.4%	7.7%	2036	641,093
CDO notes payable(1)	4,977,838	(122,095)	4,855,743	4.7% to 10.4%	6.2%	2035 to 2046	4,955,392

Total indebtedness	$10,615,709	$(163,518)	$10,452,191				$10,546,956

(1)	Excludes mortgage-backed securities and CDO notes payable purchased by the Company which are eliminated in consolidation.
(2)	Rates generally follow the terms of the underlying mortgages, which are fixed for a period of time and variable thereafter.
(3)	The Company intends to re-negotiate and extend its repurchase agreements as they mature.

The following table summarizes the Company’s indebtedness as of December 31, 2005:

Description	Principal	Unamortized (Discount)	Carrying Amount	Interest Rate Terms	Current Weighted- Average Interest Rate	Contractual Maturity	Estimated Fair Value
Repurchase agreements and other indebtedness:
Secured lines of credit	$262,400	—	$262,400	5.9% to 7.3%	6.2%	Dec. 2006 to Oct. 2008	262,400
Other indebtedness	67,459	—	67,459	4.5% to 7.3%	5.8%	Sept. 2006 to Feb. 2007	67,482

Total indebtedness	$329,859	—	$329,859				$329,882

(a) Repurchase agreements and other indebtedness

The Company was party to repurchase agreements that had $1,174,182 in borrowings outstanding as of December 31, 2006. These repurchase agreements are used to finance the Company’s investments in subordinated interests in mortgage securitizations that it sponsors, residential mortgages prior to their long-term financing through mortgage securitizations, and other securities, including REMIC interests. The Company’s repurchase agreements contain standard market terms and generally roll monthly. As these investments incur prepayments or change in fair value, the Company is required to ratably reduce its borrowings outstanding under repurchase agreements. Borrowings under repurchase agreements during the aforementioned period bore interest at one-month or three-month London Inter-Bank Offered Rate (“LIBOR”) plus a weighted average spread ranging from 4 to 70 basis points. Included in the above amounts is a credit agreement between the Company and

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

an investment bank that will provide up to $970,000 of financing to purchase $1,000,000 of RMBS and CMBS securities on a short-term basis until CDO Notes payable are issued to finance the investments on a longer-term basis. The credit agreement requires the payment of interest monthly at one-month LIBOR plus 21 basis points. The credit agreement will terminate upon the earlier of April 1, 2007 or the issuance of CDO Notes payable. The borrowings under credit agreement are non-recourse to the Company.

As of December 31, 2006 and 2005, the Company was party to several secured lines of credit that provides up to $445,000 and $390,000, respectively, of capacity. At December 31, 2006 and 2005, the Company had $42,000 and $262,400, respectively, outstanding under these secured lines of credit. Borrowing availability under these lines of credit is based on specified percentages of the value of eligible assets. The Company’s lines of credit bear interest at various floating rates ranging from LIBOR plus 1.85% to LIBOR plus 2.50% as of December 31, 2006. One of these lines of credit provide up to $335,000 of capacity as of December 31, 2006 ($305,000 as of December 31, 2005). The Company’s $335,000 secured line of credit will terminate on October 24, 2008, unless the Company extends the term an additional year upon the satisfaction of specified conditions. The Company’s ability to borrow under this line of credit is subject to its ongoing compliance with a number of financial and other covenants. On December 11, 2006, the Company amended this line of credit to redefine and restructure certain of the financial and non-financial covenants. This credit facility also contains customary events of default, including a cross default provision. If an event of default occurs, all of the Company’s obligations under the credit facility may be declared immediately due and payable. For events of default relating to insolvency and receivership, all outstanding obligations automatically become due and payable. As of December 31, 2006 and 2005, the Company had $20,000 and $240,000, respectively, outstanding under this line of credit.

As of December 31, 2006 and 2005, the Company has other indebtedness outstanding relating to loans payable on consolidated real estate interests, senior loan participations and other term loans. These loans are secured by specific consolidated real estate interests and commercial loans included in the Company’s consolidated balance sheet. As of December 31, 2006 and 2005, $108,603 and $149,036 of the Company’s commercial loans and consolidated real estate interests were pledged as collateral for the Company’s other indebtedness.

(b) Mortgage-backed securities issued

The Company finances its investments in residential mortgages through the issuance of mortgage-backed securities by non-qualified special purpose securitization entities that are owner trusts. The mortgage-backed securities issued maintain the identical terms of the underlying residential mortgage loans with respect to maturity, duration of the fixed-rate period and floating rate reset provision after the expiration of the fixed-rate period. Principal payments on the mortgage-backed securities issued are match-funded by the receipt of principal payments on the residential mortgage loans. Although residential mortgage loans which have been securitized, are consolidated on our balance sheet, the non-qualified special purpose entities that hold such residential mortgage loans are separate legal entities. Consequently, the assets of these non-qualified special purpose entities collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2006, $3,957,998 of principal amount residential mortgages and mortgage-related receivables collateralized the Company’s mortgage-backed securities issued.

(c) Trust preferred obligations

Trust preferred obligations finance subordinated debentures acquired by Trust VIEs that are consolidated by the Company for the portion of the total TruPS that are owned by entities outside of the consolidated group. These trust preferred obligations bear interest at either variable or fixed rates until maturity, generally 30 years

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

from the date of issuance. The Trust VIE has the ability to prepay the trust preferred obligation at any time, without prepayment penalty, after five years. The Company does not control the timing or ultimate payment of the trust preferred obligations.

(d) CDO notes payable

CDO notes payable represent notes issued by CDO entities which are used to finance the acquisition of TruPS, unsecured REIT notes, CMBS securities, commercial mortgages, mezzanine loans, and other loans. Generally, CDO notes payable are comprised of various classes of notes payable, with each class bearing interest at variable or fixed rates.

On November 7, 2006, the Company closed “RAIT CRE CDO I, Ltd.”, a CDO securitization that provides up to 30-year financing for commercial and mezzanine loans. RAIT CRE CDO I, Ltd. received commitments for $853,000 of CDO notes; as of December 31, 2006, $773,205 was issued to third parties. RAIT CRE CDO I, Ltd. also issued $165,000 of common and preference shares upon closing. The Company retained $35,000 of subordinated notes and $165,000 of common and preference shares of RAIT CRE CDO I, Ltd., excluding discounts.

The notes payable issued by RAIT CRE CDO I, Ltd. consist of 11 classes of notes bearing floating interest rates at spreads over 90-day LIBOR ranging from 31 to 300 basis points.

On December 11, 2006, the Company assumed the obligations of several CDOs from Taberna. These CDOs were used by Taberna to provides up to 30-year financing for REITs and real estate operating companies. The CDOs acquired from Taberna are as follows: Taberna Preferred Funding II, Ltd. (Taberna II), Taberna Preferred Funding III, Ltd. (Taberna III), Taberna Preferred Funding IV, Ltd. (Taberna IV), Taberna Preferred Funding V, Ltd. (Taberna V), Taberna Preferred Funding VI, Ltd. (Taberna VI) and Taberna Preferred Funding VII, Ltd. (Taberna VII). A description of the CDO notes payable issued by each of these CDOs is described below.

Taberna II issued $953,750 of CDO notes. Taberna II also issued $89,000 of preference shares upon closing. The Company retained $15,500 of subordinated notes and $47,000 of common and preference shares of Taberna II excluding discounts. The notes payable issued by Taberna II consist of 12 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 43 to 500 basis points or at fixed rates ranging from 4.7% to 7.2%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread ranging from 43 to 290 basis points.

Taberna III issued $724,500 of CDO notes. Taberna III also issued $55,100 of preference shares upon closing. The Company retained $40,000 of subordinated notes and $30,300 of common and preference shares of Taberna III, excluding discounts. The notes payable issued by Taberna III consist of 11 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 40 to 450 basis points or at fixed rates ranging from 4.8% to 5.9%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread over LIBOR ranging from 40 to 160 basis points.

Taberna IV issued approximately $630,175 of CDO notes payable. Taberna IV also issued $43,000 of preference shares upon closing. The Company retained $31,125 of the subordinated CDO notes payable and $23,000 of common and preference shares of Taberna IV, excluding discounts. The notes payable issued by Taberna IV consist of 10 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 37 to

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

425 basis points or at fixed rates ranging from 5.9% to 7.7%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus a spread over LIBOR of 145 basis points.

Taberna V issued $678,500 of CDO notes payable. Taberna V also issued $40,200 of preference shares upon closing. The Company retained $22,000 of common and preference shares and $14,000 of subordinated debt issued by Taberna V, excluding discounts. The notes payable issued by Taberna V consist of 10 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 38 to 475 basis points or at fixed rates ranging from 6.6% to 9.8%. Some of the fixed-rate notes bear interest at a fixed rate for an initial period (ranging from 5 to 10 years) and a floating rate for the remaining period based on 90-day LIBOR plus spreads over 90-day LIBOR ranging from 145 to 475 basis points.

Taberna VI issued $672,000 of CDO notes payable. Taberna VI also issued $47,000 of preference shares upon closing. The Company retained $26,000 of common and preference shares and $3,000 of subordinated debt issued by Taberna VI, excluding discounts. The notes payable issued by Taberna VI consist of 11 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 36 to 450 basis points or at fixed rates ranging from 6.8% to 10.0%. One of the fixed-rate notes bear interest at a fixed rate for an initial period of 5 years and a floating rate for the remaining period based on 90-day LIBOR plus spreads over 90-day LIBOR of 140 basis points.

Taberna VII issued $672,000 of CDO notes payable. Taberna VII also issued $48,800 of preference shares upon closing. The Company retained $28,840 of common and preference shares and $21,000 of subordinated debt issued by Taberna VII, excluding discounts. The notes payable issued by Taberna VII consist of 7 classes of notes bearing interest at spreads over 90-day LIBOR ranging from 35 to 475 basis points.

The assets of the Company’s consolidated CDOs collateralize the debt of such entities and are not available to the Company’s creditors. As of December 31, 2006, the CDO notes payable are collateralized by $3,662,780 of principal amount of TruPS and subordinated debentures, $602,733 of principal amount of unsecured REIT note receivables and CMBS receivables and $863,581 of principal amount commercial mortgages, mezzanine loans and other loans. A portion of the TruPS that collateralize CDO notes payable are eliminated upon the consolidation of various Trust VIE entities that the Company consolidates. The corresponding subordinated debentures of the Trust VIE entities are included as investments in securities in the Company’s consolidated balance sheet.

Generally, the majority of our indebtedness is payable in full upon the maturity or termination date of the underlying indebtedness. The following table displays the aggregate maturities of our indebtedness by year:

2007	$1,174,210
2008	73,308
2009	8,000
2010	—
2011	—
Thereafter	9,196,673

Total	$10,452,191

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 8:	DERIVATIVE FINANCIAL INSTRUMENTS

The Company may use derivative financial instruments to hedge all or a portion of the interest rate risk associated with its borrowings. The principal objective of such arrangements is to minimize the risks and/or costs associated with the Company’s operating and financial structure as well as to hedge specific anticipated transactions. The counterparties to these contractual arrangements are major financial institutions with which the Company and its affiliates may also have other financial relationships. In the event of nonperformance by the counterparties, the Company is potentially exposed to credit loss. However, because of the high credit ratings of the counterparties, the Company does not anticipate that any of the counterparties will fail to meet their obligations.

Cash Flow Hedges

The Company has entered into various interest rate swap contracts to hedge interest rate exposure on CDO notes payable and repurchase agreements.

The Company designates interest rate hedge agreements at inception and determines whether or not the interest rate hedge agreement is highly effective in offsetting interest rate fluctuations associated with the identified indebtedness. At designation, certain of these interest rate swaps had a fair value not equal to zero. However, the Company concluded, at designation, that these hedging arrangements were highly effective during their term using regression analysis and determined that the hypothetical derivative method would be used in measuring any ineffectiveness. At December 31, 2006, and at each reporting period, the Company updates its regression analysis and concluded, at December 31, 2006, that these hedging arrangements were still highly effective during their remaining term and used the hypothetical derivative method in measuring the ineffective portions of these hedging arrangements. At December 31, 2005, the Company did not have any interest rate hedge agreements. During the year ended December 31, 2006, the Company terminated three interest rate hedge agreements, with a total national amount of $74,290. The Company paid $733 to terminate these hedge agreements and $707 is recorded in accumulated other comprehensive income (loss) as of December 31, 2006.

The interest rate hedge agreements are summarized as of December 31, 2006 and for the year ended December 31, 2006 as follows:

Hedge Product	Hedged Item	Aggregate Notional	Strike	Maturity	Fair Value as of December 31, 2006	Amounts Reclassified to Earnings for Effective Hedges— Gains (Losses)	Amounts Reclassified to Earnings for Ineffective Hedges— Gains (Losses)
Interest rate swaps	CDO notes payable	$653,750	3.9% to 5.2%	Aug. 2010 to Nov. 2015	$13,692	$253	$206
Interest rate swaps	CDO notes payable	450,500	4.6% to 5.6%	Nov. 2010 to Nov. 2015	4,654	171	146
Interest rate and basis swaps	CDO notes payable	396,625	4.9% to 5.6%	February 2016	(3,726)	130	153
Interest rate swaps	CDO notes payable	300,000	5.1% to 5.3%	Feb. 2011 to Feb. 2016	(1,704)	122	106
Interest rate swaps	CDO notes payable	502,860	5.1% to 5.9%	Oct. 2011 to Oct. 2016	(14,070)	180	562
Interest rate swaps	CDO notes payable	480,000	5.4% to 5.9%	July 2016 to Aug. 2016	(8,840)	171	636
Interest rate cap	CDO notes payable	15,000	8.5%	August 2031	238	—	26
Interest rate swaps	CDO notes payable	344,289	5.2%	June 2016	(2,535)	26	—
Interest rate swap	Repurchase agreements	780,629	5.3%	July 2011	(6,918)	235	120
Interest rate swaps	Repurchase agreements	94,873	4.6% to 4.9%	Oct. 2010 to Dec. 2012	967	39	(30)

Total Portfolio/ Weighted Average		$4,018,526			$(18,242)	$1,327	$1,925

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

Amounts reclassified to earnings associated with effective cash flow hedges are reported in investment interest expense and the fair value of these hedge agreements is included in other liabilities.

Free-Standing Derivatives

The Company maintains arrangements with various investment banks regarding CDO securitizations and warehouse facilities. Prior to the completion of a CDO securitization, investments are acquired by the warehouse providers in accordance with the warehouse facilities. Pursuant to the terms of the warehouse agreements, the Company receives the difference between the interest earned on the investments under the warehouse facilities and the interest charged by the warehouse facilities from the dates on which the respective securities are acquired. Under the warehouse agreements, the Company is required to deposit cash collateral with the warehouse provider and as a result, the Company bears the first dollar risk of loss, and in some cases shares the first dollar risk of loss, up to the Company’s warehouse deposit, if (i) an investment funded through the warehouse facility becomes impaired or (ii) a CDO is not completed by the end of the warehouse period, and in either case, if the warehouse facility is required to liquidate the securities at a loss. Upon the completion of a CDO securitization, the cash collateral held by the warehouse provider is returned to the Company. The terms of the warehouse facilities are generally at least nine months. As of December 31, 2006, the Company had approximately $44,618 of cash collateral held by warehouse providers pursuant to warehouse facilities. These arrangements are deemed to be derivative financial instruments and are recorded by the Company at fair value each accounting period with the change in fair value recorded in earnings. These arrangements represent the Company’s only off-balance sheet arrangements.

A summary of these arrangements is as follows:

Warehouse Facility	Warehouse Availability	Funding as of December 31, 2006	Remaining Availability	Maturity
Merrill Lynch International	$1,008,858	$702,362	$306,496	January 2007 to July 2007
Bear, Stearns & Co. Inc.	700,000	279,399	420,601	March 2007

Total	$1,708,858	$981,761	$727,097

The financing costs of these warehouse facilities are based on one-month LIBOR plus a spread of 50 basis points.

During the year ended December 31, 2006, the changes in fair value of the Company’s warehouse financing arrangements was a gain of $788 and was recorded as a component of net investment income in the accompanying consolidated statements of income in accordance with the Company’s investment policy of investing in these types of financial instruments until permanent CDO financing is available.

NOTE 9:	MINORITY INTEREST

Minority interest represents the interests of third-party investors in each of the Company’s consolidated CDO entities as well as third party holders of preferred shares issued by Taberna. Taberna issued 125 Series A, cumulative, non-voting Preferred Shares (Taberna Preferred Shares) to third party investors with a liquidation value of $1,000 per share. The Taberna Preferred shares will accrue a dividend at the rate of 12.5% per annum. The following summarizes the Company’s minority interest and preferred share activity:

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

	For the years ended December 31
	2006	2005
Beginning Balance	$460	$478
Minority interests assumed from Taberna	124,167	—
Issuance of Taberna preferred shares, net of issuance costs	77	—
Minority interest expense	2,668	33
Allocation to other comprehensive loss	(2,628)	—
Distributions	(471)	(51)

Ending Balance	$124,273	$460

NOTE 10:	SHAREHOLDERS’ EQUITY

In 2004, the Company issued 2.8 million shares of its 7.75% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series A Preferred Shares”) for net proceeds of $66,600. The Series A Preferred Shares accrue cumulative cash dividends at a rate of 7.75% per year of the $25.00 liquidation preference, equivalent to $1.9375 per year per share. Dividends are payable quarterly in arrears at the end of each March, June, September and December. The Series A Preferred Shares have no maturity date and the Company is not required to redeem the Series A Preferred Shares at any time. The Company may not redeem the Series A Preferred Shares before March 19, 2009, except in limited circumstances relating to the ownership limitations necessary to preserve the Company’s tax qualification as a real estate investment trust. On or after March 19, 2009, the Company may, at its option, redeem the Series A Preferred Shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

In 2004, the Company issued 2.3 million shares of its 8.375% Series B Cumulative Redeemable Preferred Shares of Beneficial Interest (“Series B Preferred Shares”) for net proceeds of $54,400. The Series B Preferred Shares accrue cumulative cash dividends at a rate of 8.375% per year of the $25.00 liquidation preference, equivalent to $2.09375 per year per share. Dividends are payable quarterly in arrears at the end of each March, June, September and December. The Series B Preferred Shares have no maturity date and the Company is not required to redeem the Series B Preferred Shares at any time. The Company may not redeem the Series B Preferred Shares before October 5, 2009, except in limited circumstances relating to the ownership limitations necessary to preserve the Company’s tax qualification as a real estate investment trust. On or after October 5, 2009, the Company may, at its option, redeem the Series B Preferred Shares, in whole or part, at any time and from time to time, for cash at $25.00 per share, plus accrued and unpaid dividends, if any, to the redemption date.

The Series A Preferred Shares and Series B Preferred Shares rank on a parity with respect to dividend rights, redemption rights and distributions upon liquidation.

On June 25, 2004, the Company issued 2,000,000 common shares in a public offering at an offering price of $24.25 per share. After deducting offering costs, including the underwriters’ discount and expenses of

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

approximately $2,400, the Company received approximately $46,100 of net proceeds. On July 6, 2004, the Company issued an additional 300,000 common shares pursuant to the underwriters’ exercise of their over-allotment option. The exercise price was $24.25 per share, resulting in receipt by the Company of additional net proceeds of approximately $6,900.

On September 15, 2005, the Company issued 2,280,700 common shares in a public offering at an offering price of $28.50 per share. After deducting offering costs, including the underwriter’s discount, and expenses of approximately $3,100, the Company received approximately $61,900 of net proceeds.

On December 11, 2006, the Company acquired all of the outstanding common shares of Taberna Realty Finance Trust. The acquisition was a stock for stock merger in which the Company issued 0.5389 common shares for each Taberna common share. The Company issued 23,904,309 common shares, including 481,785 unvested restricted shares issued to employees of Taberna.

The following table summarizes the dividends we declared or paid during the year ended December 31, 2006:

	March 31, 2006	June 30, 2006	September 30, 2006	December 31, 2006	For the Year Ended December 31, 2006
Common shares
Date declared	3/24/2006	6/19/2006	9/15/2006	12/18/2006
Record date	4/5/2006	7/6/2006	9/27/2006	12/28/2006
Date paid	4/14/2006	7/17/2006	10/6/2006	1/9/2007
Dividend per share	$0.61	$0.62	$0.72	$0.75	$2.70
Total dividend declared	$17,019	$17,426	$20,272	$39,118	$93,835

Series A Preferred Shares
Date declared	1/24/2006	5/8/2006	7/25/2006	10/24/2006
Record date	3/1/2006	6/1/2006	9/1/2006	12/1/2006
Date paid	3/31/2006	6/30/2006	9/27/2006	12/29/2006
Total dividend amount	$1,337	$1,337	$1,337	$1,337	$5,348

Series B Preferred Shares
Date declared	1/24/2006	5/8/2006	7/25/2006	10/24/2006
Record date	3/1/2006	6/1/2006	9/1/2006	12/1/2006
Date paid	3/31/2006	6/30/2006	9/27/2006	12/29/2006
Total dividend amount	$1,182	$1,182	$1,182	$1,182	$4,728

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The following table summarizes the dividends we declared or paid during the year ended December 31, 2005:

	March 31, 2005	June 30, 2005	September 30, 2005	December 31, 2005	For the Year Ended December 31, 2005
Common shares
Date declared	3/25/2005	6/15/2005	9/2/2005	12/9/2005
Record date	4/7/2005	6/28/2005	9/12/2005	12/22/2005
Date paid	4/15/2005	7/17/2005	10/17/2006	12/30/2005
Dividend per share	$0.60	$0.61	$0.61	$0.61	$2.43
Total dividend declared	$15,351	$15,614	$15,620	$17,016	$63,601

Series A Preferred Shares
Date declared	1/25/2005	5/18/2005	7/19/2005	10/25/2005
Record date	3/1/2005	6/1/2005	9/1/2005	12/1/2005
Date paid	3/31/2005	6/30/2005	9/30/2005	12/30/2005
Total dividend amount	$1,337	$1,337	$1,337	$1,337	$5,348

Series B Preferred Shares
Date declared	1/25/2005	5/18/2005	7/19/2005	10/25/2005
Record date	3/1/2005	6/1/2005	9/1/2005	12/1/2005
Date paid	3/31/2005	6/30/2005	9/30/2005	12/30/2005
Total dividend amount	$1,182	$1,182	$1,182	$1,182	$4,728

NOTE 11:	STOCK BASED COMPENSATION AND EMPLOYEE BENEFITS

The Company maintains the RAIT Investment Trust 2005 Equity Compensation Plan (the “Equity Compensation Plan”). The maximum aggregate number of common shares that may be issued pursuant to the Equity Compensation Plan is 2,500,000.

The Company has granted to its officers, trustees and employees phantom shares pursuant to the RAIT Investment Trust Phantom Share Plan and phantom units pursuant to the Equity Compensation Plan. Both phantom shares and phantom units are redeemable for common shares issued under the Equity Compensation Plan. Redemption occurs after a period of time after vesting set by the Compensation Committee. All outstanding phantom shares were issued to non-management trustees, vested immediately, have dividend equivalent rights and will be redeemed upon separation from service from the Company. Phantom units granted to non-management trustees vest immediately, have dividend equivalent rights and will be redeemed upon the earliest to occur of (i) the first anniversary of the date of grant, or (ii) a trustee’s termination of service with the Company. Phantom units granted to officers and employees vest in varying percentages set by the Compensation Committee over four years, have dividend equivalent rights and will be redeemed between one to two years after vesting as set by the Compensation Committee.

The Company did not grant any phantom shares during the year ended December 31, 2006 and granted 1,392 and 2,744 phantom shares during the years ended December 31, 2005 and 2004, respectively. The Company has been accounting for grants of phantom shares in accordance with SFAS No. 123(R), which requires the recognition of compensation expense, based on the grant date fair value, over the applicable vesting period. At December 31, 2006, there were 4,136 phantom shares outstanding.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The Company granted 68,388 and 11,316 phantom units during the years ended December 31, 2006 and 2005. The Company has been accounting for grants of phantom units in accordance with SFAS No. 123, which requires the recognition of compensation expense, based on the grant date fair value, over the applicable vesting period. The phantom units granted during 2006 totaling 68,388 phantom units, had a fair value of $1,885 at the date of grant, or a weighted average closing price of $27.60 for the Company’s common shares. During the year ended December 31, 2006, there were 4,098 phantom units redeemed for common shares. At December 31, 2006, there were 75,606 phantom units outstanding.

As part of the acquisition of Taberna on December 11, 2006, the Company assumed 481,785 unvested restricted shares in exchange for the unvested restricted shares of Taberna’s employees that did not vest on the date of acquisition. The unvested restricted shares were accounted for under SFAS No. 123R and the grant date fair value on December 11, 2006 of $16,559 (based on the closing price of $34.37 at December 11, 2006 of the Company’s common shares) will be expensed over the remaining vesting provisions of the original awards.

As of December 31, 2006, the deferred compensation cost relating to unvested awards was $16,102, relating to phantom units and restricted stock that had a weighted average remaining vesting period of 2.4 years.

Stock Options

The Company has granted to its officers, trustees and employees options to acquire common shares. The vesting period is determined by the Compensation Committee and the option term is generally ten years after the date of grant. At December 31, 2006 and 2005 there were 225,842 and 477,360 options outstanding, respectively.

A summary of the options activity of the Equity Compensation Plan is presented below.

	2006		2005		2004
	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price	Shares	Weighted Average Exercise Price
Outstanding, January 1,	477,360	$17.51	490,693	$17.44	518,282	$16.82
Granted	—	—	—	—	18,250	26.40
Exercised	(251,518)	15.02	(13,333)	15.00	(45,839)	14.09

Outstanding, December 31,	225,842	20.49	477,360	17.51	490,693	17.44

Options exercisable at December 31,	170,842		422,360		392,143

Weighted average fair value of options granted during the year		n/a		n/a		$1.22

Range of Exercise Prices	Options Outstanding			Options Exercisable
	Number Outstanding at December 31, 2006	Weighted Average Remaining Contractual Life	Weighted Average Exercise Price	Number Outstanding at December 31, 2006	Weighted Average Exercise Price
$10.75 – 13.65	17,000	3.4 years	$11.94	17,000	$11.94
$13.65 – 19.85	64,667	2.3 years	$16.39	62,167	$16.28
$21.81 – 26.40	144,175	6.7 years	$23.34	91,675	$23.44

	225,842			170,842

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The Company granted options to purchase 18,250 common shares during the year ended December 31, 2004. The Company did not grant options during the years ended December 31, 2006 or 2005. The fair value of each option grant is estimated on the date of grant using the Black-Scholes options-pricing model with the following weighted average assumptions used for grants in 2004: dividend yield of 8.3%; expected volatility of 18%; risk-free interest rate of 4.0%; and expected lives of 9 years.

In 2002, the Company provided loans to certain employees, officers and trustees in the amount necessary to exercise options during 2002. Each of these loans bore interest at a rate of 6% per annum. All loans have been repaid as of December 31, 2006.

During the years ended December 31, 2006, 2005 and 2004, the Company recorded compensation expense of $1,141, $401 and $80 associated with its stock based compensation.

Employee Benefits

401(k) Profit Sharing Plan—The Company has a 401(k) savings plan covering substantially all employees. Under the plan, the Company matches 75% of employee contributions for all participants. Taberna Capital Management LLC (TCM), a subsidiary of Taberna, maintains a 401(k) savings plans covering its employees. Under TCM’s plan, TCM matches 4% of an employee’s eligible compensation for all participants, subject to IRS limitations on eligible compensation. TCM may also provide a discretionary profit sharing contribution of up to an additional 2% of an employee’s eligible compensation. Total contributions made by the Company were approximately $232, $212 and $169 for the years ended December 31, 2006, 2005 and 2004, respectively.

Deferred Compensation—In June 2002, the Company established a supplemental executive retirement plan, or SERP, providing for retirement benefits to Betsy Z. Cohen, its Chairman, as required by her employment agreement with the Company. The Company amended this SERP plan on December 11, 2006 in connection with the acquisition of Taberna. Under the terms of the SERP Plan, Mrs. Cohen’s benefit consists of two components, a share component and a cash component. The share component will be paid to Mrs. Cohen entirely in the form of shares and will equal 147,939 common shares, plus any additional shares resulting from dividends paid on the Company’s common shares. These shares will be distributed to Mrs. Cohen in a single sum on July 1, 2007. The cash component is equal to 50% of the amount determined by subtracting the “primary social security benefit”, as defined from 60% of her three year average annual compensation for the 2004, 2005 and 2006 calendar years, increased by 1/2% for each month between October 29, 2006 and the date on which the cash benefit portion commences to be paid. The cash component will commence to be distributed to Mrs. Cohen in a 50% joint and survivor annuity on July 1, 2007. As of December 31, 2006, the SERP benefit was fully vested. The Company established a trust to serve as the funding vehicle for the SERP benefit and has deposited 147,939 common shares and $4,472 of cash into this trust since its inception. Based upon current actuarial calculations, the benefit obligation owed is $8,843 and has been fully funded as of December 31, 2006. The trust’s assets, other than the Company’s common shares, total $4,561 as of December 31, 2006 and are reflected in other assets and the benefit obligation of $8,843 is included in accounts payable and accrued expenses. The Company’s shares, when issued to the trust, were recorded net in shareholders’ equity. The Company has recognized SERP compensation expense of $6,458, $947 and $723 for the years ended December 31, 2006, 2005 and 2004.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 12:	EARNINGS PER SHARE

The following table presents a reconciliation of basic and diluted earnings per share for the three years ended December 31, 2006:

	For the year ended December 31
	2006	2005	2004
Income from continuing operations	$72,036	$75,041	$63,068
Income allocated to preferred shares	(10,079)	(10,076)	(5,279)

Income from continuing operations available to common shares	61,957	64,965	57,789
Income from discontinued operations	5,882	2,986	3,089

Net income available to common shares	$67,839	$67,951	$60,878

Weighted-average shares outstanding—Basic	29,294,642	26,235,134	24,404,168
Dilutive securities under the treasury stock method	258,760	184,559	167,908

Weighted-average shares outstanding—Diluted	29,553,403	26,419,693	24,572,076

Earnings per share—Basic:
Continuing operations	$2.12	$2.48	$2.36
Discontinued operations	0.20	0.11	0.13

Total earnings per share—Basic	$2.32	$2.59	$2.49

Earnings per share—Diluted:
Continuing operations	$2.10	$2.46	$2.35
Discontinued operations	0.20	0.11	0.13

Total earnings per share—Diluted	$2.30	$2.57	$2.48

The Company includes restricted shares issued and outstanding in its earnings per share computation as follows: vested restricted shares are included in basic weighted-average common shares and unvested restricted shares are included in the diluted weighted-average shares under the treasury stock method if dilutive. For the year ended December 31, 2006, securities totaling 430,516 were excluded from the earnings per share computations because their effect would have been anti-dilutive.

NOTE 13:	INCOME TAXES

The Company and Taberna have elected to be taxed as REITs under Sections 856 through 860 of the Internal Revenue Code. To maintain qualification as a REIT, the Company must meet certain organizational and operational requirements, including a requirement to distribute at least 90% of its ordinary taxable income to shareholders. The Company and Taberna generally will not be subject to U.S. federal income tax on taxable income that is distributed to its shareholders. If the Company or Taberna fails to qualify as a REIT in any taxable year, it will then be subject to U.S. federal income taxes on its taxable income at regular corporate rates, and it will not be permitted to qualify for treatment as a REIT for U.S. federal income tax purposes for four years following the year during which qualification is lost unless the Internal Revenue Service grants relief under certain statutory provisions. Such an event could materially adversely affect the Company’s net income and cash available for distributions to shareholders. However, the Company and Taberna believe that each will be organized and operated in such a manner as to qualify for treatment as a REIT, and it intends to operate in the foreseeable future in a manner so that it will qualify as a REIT. The Company may be subject to certain state and local taxes.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

The TRS entities generate taxable revenue from fees for services provided to CDO entities. Some of these fees paid to the TRS entities are capitalized as deferred costs by the CDO entities. In consolidation, these fees are eliminated when the CDO entity is included in the consolidated group. Nonetheless, all income taxes are expensed and are paid by the TRSs in the year in which the revenue is received. These income taxes are not eliminated when the related revenue is eliminated in consolidation.

The components of the provision for income taxes as it relates to the Company’s taxable income from domestic TRSs during the year ended December 31, 2006 includes the effects of the Company’s performance of a portion of its TRS services in a foreign jurisdiction that does not incur income taxes.

Certain TRS entities are domiciled in the Cayman Islands and, accordingly, taxable income generated by these entities may not be subject to local income taxation, but generally will be included in the Company’s income on a current basis as SubPart F income, whether or not distributed. Upon distribution of any previously included SubPart F income by these entities, no incremental U.S. federal, state, or local income taxes would be payable by the Company. Accordingly, no provision for income taxes for the year ended December 31, 2006 has been recorded for these foreign TRS entities.

The components of the income tax benefit as it relates to the Company’s taxable income from domestic TRSs during the year ended December 31, 2006 were as follows:

	For the year ended December 31, 2006
	Federal	State and Local	Total
Current	$1,259	$370	$1,629
Deferred	(2,201)	(611)	(2,812)

Income tax benefit	$(942)	$(241)	$(1,183)

A reconciliation of the statutory tax rates to the effective rates is as follows for the year ended December 31, 2006:

Federal statutory rate	35.0%
State statutory, net of federal benefit	10.0%
Foreign tax effects	12.6%

Effective tax rate for domestic TRSs	57.6%

Significant components of the Company’s deferred tax assets (liabilities) are as follows as of December 31, 2006:

Deferred tax assets (liabilities):
Deferred origination fees	$1,399
Stock compensation	(1,166)
Intangible assets	(53,720)
Foreign currency gains	(104)

Total	$(53,591)

Deferred tax liabilities, net of deferred tax assets, are included in other liabilities in the accompanying financial statements.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 14:	RELATED PARTY TRANSACTIONS

The Company’s Chief Executive Officer, Daniel G. Cohen, holds controlling positions in various companies with which the Company conducts business. Daniel G. Cohen is the majority member of Cohen Brothers LLC (“Cohen Brothers”), a registered broker-dealer. Each transaction with Cohen Brothers is described below:

a). Series A Preferred Shares—Cohen Brothers has acted as a dealer in the public offering the Company made of its Series A Preferred Shares Interest in March 2004. In the March 2004 offering, Cohen Brothers was allocated 60,000 Series A Preferred Shares at the public offering price less a standard dealer’s concession of $0.50 per share.

b). Cohen Brothers Shared Services—the Company shares office space and related resources with Cohen Brothers, which is majority owned by Daniel G. Cohen. The following agreements with Cohen Brothers were effective during 2006:

•

Services relating to structuring and managing the Company’s investments in CMBS and RMBS, the Company will pay Cohen Brothers an annual fee ranging from 2 to 20 basis points on the amount of the investments, based on the rating of the security. For investments in residential whole loans, the Company will pay Cohen Brothers an annual fee of 1.5 basis points on the amount of the investments. In respect of other services, the Company will continue to pay Cohen Brothers for the cost of providing those services plus 10% of such cost.

•

The Company has entered into a separate five-year sub-lease agreement with Cohen Brothers for shared office space and facilities commencing April 1, 2006 and expiring March 31, 2011. Rent expense during the period ended December 31, 2006 relating to this lease was $4 and has been included in general and administrative expense in the accompanying statement of income. The lease is subject to annual increases in base rent and the future minimum cash payments due over the remaining term of the lease is approximately $307.

During the year ended December 31, 2006, the Company incurred total shared service expenses of approximately $80 and has been included in general and administrative expense in the accompanying statement of income.

c). Cohen Origination Fees—during the year ended December 31, 2006, Cohen Brothers provided origination services for investments funded by the Company’s warehouse facilities or CDOs and provided placement services for certain debt and equity securities issued by CDO securitizations. For these services, Cohen Brothers received approximately $198 in origination fees and $5,075 in placement fees, structuring fees and expense reimbursements for placement of debt and equity securities issued by RAIT CRE CDO I.

d). Non-compete agreement—In April 2005, as part of the sale of Taberna from Cohen Brothers, Taberna and Cohen Brothers entered into a three-year non-competition agreement. As part of this agreement, Cohen Brothers agrees not to engage in purchasing from, or acting as a placement agent for, issuers of TruPS or other preferred equity securities of REITs and other real estate operating companies. In addition, Cohen Brothers has agreed to refrain from acting as asset manager for any issuer of such securities. The agreement has exceptions for certain passive investments or acquisitions made by Cohen Brothers.

e). Strategos Capital Management—In October 2006, Taberna executed an engagement letter with Strategos Capital Management (“Strategos”), an affiliate of Cohen Brothers, to create a high-grade asset backed CDO. Under the terms of the engagement letter, Strategos will acquire high-grade asset backed securities (from AA to BB rated), all REMIC interests, totaling $1.0 billion and securitize those assets through a conventional ABS securitization. Strategos will receive an upfront structuring fee of approximately 35 basis points, or $3,500 and ongoing management fees of 10 basis points or $1,000 per year.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

f). As of December 31, 2006, Cohen Brothers and its affiliate entities owned 510,434 of the Company’s common shares.

The Bancorp, Inc.—Betsy Z. Cohen, the Company’s Chairman, has been the Chairman of the Board of The Bancorp Bank (“Bancorp”), a commercial bank, since November 2003 and a director of Bancorp Inc., a registered financial holding company for Bancorp, since September 2000, and the Chief Executive Officer of both Bancorp and Bancorp Inc. since September 2000. Daniel G. Cohen, our Chief Executive Officer and Trustee (a) has been the Vice-Chairman of the Board of Bancorp since November 2003, was the Chairman of the Board of Bancorp from September 2000 to November 2003, was the Chief Executive Officer of Bancorp from July 2000 to September 2000 and has been Chairman of the Executive Committee of Bancorp since 1999 and (b) has been the Chairman of the Board of Bancorp Inc. and Chairman of the Executive Committee of Bancorp Inc. since 1999. The Company maintains checking and demand deposit accounts at Bancorp. As of December 31, 2006 and 2005, the Company had $117,123 and $69,100, respectively, on deposit. For these deposits, the Company received $1,110 and $434 of interest income from The Bancorp. The Company pays a fee of $7 per month to Bancorp for information system technical support services and paid $69, $60 and $60 for the years ended December 31, 2006, 2005 and 2004. The Company subleases a portion of its downtown Philadelphia office space from Bancorp. The Company sub-leases a portion of its downtown Philadelphia office space under an operating lease with The Bancorp, Inc., (“Bancorp Inc.”), at an annual rental based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Bancorp Inc. was approximately $387, $295 and $251 for the years ended December 31, 2006, 2005, and 2004, respectively.

The Richardson Group, Inc.—The Company sub-leases the remainder of its downtown Philadelphia office space under an operating lease with The Richardson Group, Inc. (“Richardson”) whose Chairman was, through December 11, 2006, the Vice-Chairman, trustee and Secretary of the Company, and a son of the Chairman of the Company. The annual rental is based upon the amount of square footage the Company occupies. The sub-lease expires in August 2010 with two five-year renewal options. Rent paid to Richardson was approximately $44, $43 and $56 for the years ended December 31, 2006, 2005 and 2004, respectively. Effective April 1, 2005, Richardson relinquished to the landlord its leasehold on a portion of the space they had subleased to the Company. Simultaneously, Bancorp entered into a lease agreement with the landlord for that space. The Company then entered into a new sublease with Bancorp for that space at annual rentals based upon the amount of square footage the Company occupies.

Daniel G. Cohen, our Chief Executive Officer, controls an entity with a 15.4% ownership interest (the remaining 84.6% was owned by RAIT) in 6006 Executive Blvd., the entity that owned a 44,517 square foot office building in Rockville, Maryland. This property was sold in December 2006 and Mr. Cohen’s entity received approximately $715 of the $5,122 proceeds from the sale of the property.

The Company has a $3,369 first mortgage loan secured by Pennsview Apartments that has junior lien against it that is held by an entity controlled by Daniel Cohen. The Company’s loan bears interest at a fixed rate of 8%, matures on March 29, 2007 and is paying in accordance with its terms.

Brandywine Construction & Management, Inc. (“Brandywine”), is an affiliate of the spouse of Betsy Z. Cohen, the Chairman of the Company, and father of Daniel G. Cohen, Chief Executive Officer of the Company. Brandywine provided real estate management services to 9, 11 and 14 properties underlying the Company’s real estate interests at December 31, 2006, 2005 and 2004, respectively. Management fees in the amount of $580, $918, and $1,084 were paid to Brandywine for the years ended December 31, 2006, 2005 and 2004, respectively,

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

relating to those interests. The Company believes that the management fees charged by Brandywine are comparable to those that could be obtained from unaffiliated third parties. The Company continues to use Brandywine to provide real estate management services to properties underlying the Company’s investments.

NOTE 15:	DISCONTINUED OPERATIONS

For the years ended December 31, 2006, 2005 and 2004, income from discontinued operations relates to six real estate properties that the Company has sold or identified as held-for-sale since January 1, 2004. As of December 31, 2006, the Company had no properties designated as held-for-sale. During the quarter ended March 31, 2007, the Company identified one property, acquired on November 30, 2006, as held-for-sale. As a result, the revenue and expenses associated with this property during year ended December 31, 2006 have been reclassified to discontinued operations.

The following table summarizes revenue and expense information for the six properties sold or designated as held-for-sale since January 1, 2004:

	For the year ended December 31
	2006	2005	2004
Rental income	$8,171	$18,708	$18,132
Expenses:
Real estate operating expenses	6,129	13,063	13,401
Depreciation	569	2,659	2,924

Total expenses	6,698	15,722	16,325
Income from discontinued operations	1,473	2,986	1,807
Gains on sale	4,409	—	1,282

Income from discontinued operations	$5,882	$2,986	$3,089

Discontinued operations have not been segregated in the consolidated statements of cash flows. Therefore, amounts for certain captions will not agree with respective data in the consolidated statements of operations.

NOTE 16:	QUARTERLY FINANCIAL DATA (UNAUDITED)

The following represents summarized quarterly financial data of the Company which, in the opinion of management, reflects all adjustments, consisting only of normal recurring adjustments, necessary for a fair presentation of the Company’s results of operations:

	For the Three Months Ended
	March 31	June 30	September 30	December 31
2006:
Total revenue	$24,603	$22,435	$26,476	$28,607
Net income	20,570	20,829	20,934	15,585
Net income available to common shares	18,051	18,310	18,415	13,063
Total earnings per share—Basic(a)	$0.65	$0.66	$0.65	$0.39
Total earnings per share—Diluted(a)	$0.64	$0.65	$0.65	$0.39
2005:
Total revenue	$22,570	$23,304	$22,520	$24,054
Net income	18,889	19,209	19,346	20,583
Net income available to common shares	16,370	16,690	16,827	18,064
Total earnings per share—Basic(a)	$0.64	$0.65	$0.65	$0.65
Total earnings per share—Diluted(a)	$0.64	$0.65	$0.65	$0.64

(a)	The summation of quarterly per share amounts do not necessarily equal the full year amounts.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

NOTE 17:	OTHER DISCLOSURES

(a) Segments

The Company has identified that it has one operating segment; accordingly it has determined that it has one reportable segment. As a group, the executive officers of the Company act as the Chief Operating Decision Maker (“CODM”). The CODM reviews operating results to make decisions about all investments and resources and to assess performance for the entire Company. The Company’s portfolio consists of one reportable segment, investments in real estate through the mechanism of lending and/or ownership. The CODM manages and reviews the Company’s operations as one unit. Resources are allocated without regard to the underlying structure of any investment, but rather after evaluating such economic characteristics as returns on investment, leverage ratios, current portfolio mix, degrees of risk, income tax consequences and opportunities for growth. The Company has no single customer that accounts for 10% or more of revenue.

(b) Commitments and contingencies

Delegated Underwriting Program

Through December 31, 2006, the Company has entered into program agreements with four mortgage lenders that provide that the mortgage lender will locate, qualify, and underwrite both a first mortgage loan and a mezzanine loan and then sell the mezzanine loan to the Company. The mezzanine loans must conform to the business, legal and documentary parameters in the program agreement and be in the range of $250 to $2,500. In most cases, the Company expects to acquire the mezzanine loan from the mortgage lender at the closing of the mezzanine loan. In general, if any variations are identified or any of the required deliveries are not received, the Company has a period of time to notify the mortgage lender of its election to either waive the variations or require the mortgage lender to repurchase the mezzanine loan. Each of the four program agreements provides that the Company will fund up to $50,000 per calendar quarter of loans that fit the pre-defined underwriting parameters. From November 17, 2005 through February 21, 2007, the Company has funded 33 mezzanine loans totaling $26,695 through the delegated underwriting program.

Guidance Line

In June 2005, the Company entered into an agreement with a borrower establishing financial and underwriting parameters under which the Company would consider first mortgage bridge loans sourced by the borrower, up to an aggregate of $150,000, with no individual loan in an amount greater than $50,000. The Company expects that the credit and market risk of the potential loans will not differ from those of the loans in the Company’s current portfolio. In October 2005, the Company made a $74,500 loan to this borrower. This loan was not made under this line, but it reduced the availability of this line while it was outstanding. This loan was repaid in December 2005.

Employment Agreements

The Company is party to employment agreements with certain executives that provide for compensation and certain other benefits. The agreements also provide for severance payments under certain circumstances.

(c) Litigation

As part of the Company’s business, the Company acquires and disposes of real estate investments and, as a result, expects that it will engage in routine litigation in the ordinary course of that business. Management does not expect that any such litigation will have a material adverse effect on the Company’s consolidated financial position or results of operations.

RAIT Financial Trust

Notes to Consolidated Financial Statements—(Continued)

As of December 31, 2006

(Dollars in thousands, except share and per share amounts)

(d) Lease obligations

The Company leases office space in Philadelphia, New York City, and other locations. The annual minimum rent due pursuant to the leases for each of the next five years and thereafter is estimated to be as follows as of December 31, 2006:

2007	$1,922
2008	1,845
2009	1,854
2010	1,712
2011	1,019
Thereafter	3,718

Total	$12,070

For the years ended December 31, 2006, 2005, and 2004, rent expense was $384, $351 and $316, respectively.

NOTE 18:	SUBSEQUENT EVENTS

On January 24, 2007, the Company issued 11,500,000 common shares in a public offering at an offering price of $34.00 per share. After offering costs, including the underwriters’ discount and expenses of approximately $23,549, the Company received approximately $367,415 of net proceeds.

On January 31, 2007, the Company closed Taberna Europe CDO I P.L.C. (Taberna Euro CDO I), a CDO incorporated in Ireland. Taberna Euro CDO I issued €600,000 of CDO Notes payable and subordinated notes in seven classes to purchase €600,000 of collateral. The collateral will be primarily comprised of subordinated debentures, CMBS, and other real estate related debt instruments backed by companies or real estate projects located in Europe. The Company purchased €11,250 of the Class F subordinated notes, or 49% of the equity class, and €14,000 of Class E, “BB-rated” subordinated deferrable floating rate notes. The Company will act as the collateral manager to Taberna Euro CDO I in which it will earn a collateral management fee of approximately 0.35% of the outstanding collateral. At closing, the Company received a structuring fee of €4,250. In connection with Taberna Euro CDO I, the Company paid Eton Park Fund L.P. and Eton Park Master Fund L.P. (collectively Eton Park) a standby equity commitment fee of $1,000. In exchange for this fee, Eton Park agreed to purchase up to €5,500 of the Class F subordinated notes issued by Taberna Euro CDO I. Eton Park Fund L.P. and Eton Park Master Fund L.P., collectively own 4,063,306 of the Company’s common shares.

On February 15, 2007, the Company entered into a repurchase agreement with an investment bank to provide up to $750,000 of repurchase agreement borrowings. The repurchase agreement borrowings will be used to fund the Company’s investments in commercial mortgages and mezzanine loans on a short-term basis until the issuance of CDO Notes payable to finance these investments on a long-term basis. The repurchase agreement terminates on February 14, 2008 and bears interest at various rates over LIBOR ranging from 30 basis points to 135 basis points, depending on the types and ratings of assets financed using this repurchase agreement. In connection with this transaction, the Company engaged Cohen and Company Securities LLC, an affiliate of Cohen Brothers, for the placement of securities issued by a CDO transaction. The fees to be paid by the Company to Cohen and Company Securities LLC is 50 basis points of the total expected collateral balance of the CDO at the ramp-up completion date.

RAIT Financial Trust

Schedule II

Valuation and Qualifying Accounts

For the Three Years Ended December 31, 2006

(Dollars in thousands)

	Balance, Beginning of Period	Additions		Deductions	Balance, End of Period
For the year ended December 31, 2006	$226	$5,119	(1)	$—	$5,345

For the year ended December 31, 2005	226	—		—	226

For the year ended December 31, 2004	226	—		—	226

(1)	Includes approximately $2,620 of a loan loss provision acquired from Taberna on December 11, 2006.

RAIT Financial Trust

Schedule IV

Mortgage Loans on Real Estate

As of December 31, 2006

(Dollars in thousands)

(1) Summary of Residential Mortgage Loans on Real Estate:

Description of mortgages	Number of Loans	Interest Rate		Maturity Date		Original Principal		Carrying Amount of Mortgages (a), (b)
		Lowest	Highest	Lowest	Highest	Lowest	Highest
Residential mortgages (c)
3/1 Adjustable Rate
2-4 Family	1	6.0%	6.0%	9/1/35	9/1/35	$408	$408	$399
Condominium	64	4.8%	6.6%	5/1/35	11/1/35	94	1,000	23,588
PUD	75	4.1%	7.0%	3/1/35	11/1/35	104	1,000	24,473
Single Family	224	4.1%	7.5%	9/1/33	11/1/35	60	2,000	93,951

Subtotal	364	4.1%	7.5%	9/1/33	11/1/35	60	2,000	142,411

5/1 Adjustable Rate
2-4 Family	151	4.9%	8.4%	10/1/32	7/1/36	59	1,450	66,393
Condominium	1,330	3.9%	8.6%	10/1/32	7/1/36	34	2,000	572,765
CO-OP	28	4.9%	6.6%	4/1/35	7/1/36	135	1,500	15,370
PUD	848	4.1%	7.9%	4/1/33	7/1/36	79	3,000	334,102
Single Family	5,540	2.4%	8.9%	8/1/32	7/1/36	41	5,500	2,869,013

Subtotal	7,897	2.4%	8.9%	8/1/32	7/1/36	34	5,500	3,857,643

7/1 Adjustable Rate
2-4 Family	21	5.0%	7.8%	9/1/34	10/1/35	128	1,500	10,103
Condominium	195	4.3%	7.0%	11/1/33	11/1/35	88	1,000	75,746
CO-OP	8	5.1%	5.6%	6/1/35	9/1/35	69	1,302	5,280
PUD	281	4.9%	6.8%	12/1/34	11/1/35	100	1,980	142,917
Single Family	832	4.1%	8.1%	9/1/33	11/1/35	58	2,280	373,702

Subtotal	1,337	4.1%	8.1%	9/1/33	11/1/35	58	2,280	607,748

10/1 Adjustable Rate
Condominium	1	5.0%	5.0%	8/1/35	8/1/35	644	644	637
CO-OP	1	5.4%	5.4%	7/1/35	7/1/35	655	655	648
PUD	19	5.4%	6.1%	2/1/35	9/1/35	480	2,250	19,333
Single Family	57	5.1%	6.3%	4/1/35	9/1/35	225	2,870	48,530

Subtotal	78	5.0%	6.3%	2/1/35	9/1/35	225	2,870	69,148

Total residential mortgages	9,676	2.4%	8.9%	8/1/32	7/1/36	$34	$5,500	$4,676,950

(a)	The tax basis of the residential mortgage loans is $4,674,888.
(b)	Reconciliation of carrying amount of residential mortgages:

For the Year Ended December 31, 2006
Balance, beginning of period	$—
Additions during period:
New mortgage loans	4,720,178
Deductions during period:
Collections of principal	(44,109)
Amortization of discounts	881

Balance, end of period:	$4,676,950

(c)	Summary of Residential Mortgages by Geographic Location:

Location by State	Number of Loans	Interest Rate		Original Principal		Total Carrying Amount of Mortgages (a)
		Lowest	Highest	Lowest	Highest
California	3,777	3.9%	8.1%	$77	$3,725	$2,081,563
Florida	805	3.8%	8.9%	60	2,350	322,784
Virginia	534	3.9%	8.3%	105	1,750	245,797
New Jersey	353	4.3%	8.1%	94	2,000	171,292
New York	256	4.4%	8.3%	69	2,500	149,763
Arizona	368	4.5%	7.5%	73	3,000	141,764
Maryland	282	4.3%	8.4%	90	1,848	141,283
Nevada	312	4.1%	7.1%	76	5,500	134,372
Washington	295	4.3%	7.5%	98	2,000	124,165
Illinois	257	4.1%	7.4%	77	2,000	123,686
Colorado	238	4.5%	7.4%	34	3,000	109,064
Massachusetts	184	4.3%	8.4%	164	1,995	98,534
Georgia	225	4.4%	7.3%	60	1,560	82,503
North Carolina	163	4.3%	7.8%	100	1,512	73,921
Minnesota	158	4.4%	7.3%	110	1,470	69,765
Connecticut	97	4.1%	6.9%	114	3,195	64,552
Michigan	204	4.0%	7.3%	75	2,657	59,890
Texas	125	4.1%	7.4%	55	1,549	51,221
Hawaii	66	4.5%	7.0%	90	2,000	42,934
Oregon	121	4.4%	7.3%	68	1,600	40,604
Pennsylvania	99	4.0%	7.8%	59	1,700	36,598
South Carolina	70	4.5%	6.9%	79	3,000	34,963
Ohio	102	2.4%	8.6%	41	1,400	34,315
District of Columbia	68	4.4%	6.9%	150	1,181	34,245
Utah	69	4.5%	6.9%	88	3,000	27,624
Wisconsin	40	4.6%	7.5%	50	2,500	21,237
Missouri	55	4.4%	7.4%	63	1,500	20,255
Idaho	44	4.8%	7.6%	58	1,100	17,964
Tennessee	46	4.5%	7.0%	81	984	16,156
New Hampshire	26	4.6%	7.3%	70	1,591	10,133
Rhode Island	20	4.5%	7.9%	120	1,000	9,216
Delaware	22	4.8%	7.9%	103	1,365	9,090
New Mexico	17	4.6%	6.9%	130	1,250	8,825
Indiana	26	4.0%	6.4%	92	1,000	8,725
Kentucky	26	4.3%	6.9%	111	892	8,494
Alabama	26	4.5%	6.6%	94	1,127	8,258
Wyoming	5	5.5%	6.1%	134	2,585	5,636
Montana	9	5.0%	6.3%	128	1,500	5,585
Iowa	18	4.5%	7.1%	87	650	5,347
Kansas	13	4.6%	6.9%	96	1,392	4,824
Vermont	7	4.8%	5.5%	120	1,000	3,927
West Virginia	11	5.1%	6.8%	152	479	3,416
Louisiana	7	5.3%	6.5%	107	750	2,144
Arkansas	6	4.6%	5.9%	99	569	1,996
Nebraska	4	5.0%	6.0%	92	935	1,903
Maine	5	5.1%	5.9%	108	805	1,870
Oklahoma	3	5.4%	6.1%	332	825	1,632
North Dakota	4	4.8%	5.6%	128	520	1,246
Alaska	3	4.8%	5.4%	200	700	791
South Dakota	2	5.3%	5.8%	133	620	733
Mississippi	3	5.6%	6.5%	109	123	345

	9,676	2.4%	8.9%	$34	$5,500	$4,676,950

(2) Summary of Commercial Mortgage and Mezzanine Loans

Loan Type/ Property Type	Interest Rate	Maturity Date	Periodic Payment Terms	Prior Liens	Face Amount of Loans	Carrying Amount	State
FIRST MORTGAGES AND SENIOR LOAN PARTICIPATIONS
Multi-Family	9.36%	9/30/2007	interest only	—	$23,712	$23,712	Mississippi
Multi-Family	7.25%	10/11/2009	interest only	—	24,000	24,000	Texas
Multi-Family	11.00%	6/8/2007	interest only	—	28,000	28,000	Arizona
Multi-Family	9.36%	8/10/2007	interest only	—	31,136	31,136	Georgia
Multi-Family	8.61%	5/26/2008	interest only	—	53,849	53,849	Florida
Multi-Family	8.57%	8/31/2008	interest only	—	60,500	60,500	Florida
Multi-Family	7.35%	12/7/2011	interest only	—	36,675	36,675	Arizona
Office	9.16%	9/29/2007	interest only	—	25,000	25,000	California
Retail and other	7.97%	12/27/2009	interest only	—	40,900	40,900	Florida
Retail and other	9.36%	7/31/2008	interest only	—	30,000	30,000	Florida
Retail and other	12.00%	8/2/2007	interest only	—	33,200	33,200	Florida
Retail and other	6.90%	12/20/2011	interest only	—	77,000	77,000	New Jersey
All other multi-family (17 loans)	7.23%-12.00%	3/29/07-8/30/09		—	149,482	149,482	Various
All other office (8 loans)	7.30%-9.11%	3/31/07-10/19/11		—	86,151	86,151	Various
All other retail & other (9 loans)	7.83%-9.86%	6/18/07-8/30/09		8,000	79,758	79,758	Various

Total first mortgages & senior loan participations				$8,000	$779,363	$779,363

MEZZANINE LOANS
Office	11.00%	3/1/2016	interest only		$12,168	$12,168	Ohio
Office	11.00%	11/1/2016	interest only		32,500	32,500	Florida
Retail and other	10.50%	5/10/2015	interest only		25,860	25,860	Texas
All other multi-family (28)	6.00%-16.00%	7/10/07-9/30/18			151,586	151,586	Various
All other office (18)	11.00%-15.5%	4/23/07-5/1/21			82,028	82,028	Various
All other retail & other (14)	11.00%-15.00%	11/10/07-8/8/16			78,848	76,901	Various

Total mezzanine loans				$—	$382,990	$381,043

Grand Total				$8,000	$1,162,353	$1,160,406

(a)	The tax basis of the commercial mortgages and mezzanine loans approximates the carrying amount.
(b)	Reconciliation of carrying amount of total loans:

	For the Year Ended December 31
	2006	2005	2004
Balance, beginning of period	$715,257	$491,309	$344,210
Additions during period:
New mortgage loans	947,922	581,039	392,764
Additional advances	5,638	7,816	9,749
Accretion of discount	108	3,150	9,326
Deductions during period:
Collections of principal	(492,662)	(368,057)	(225,003)
Consolidation of variable interest entity	(15,857)	—	(39,737)

Balance, end of period:	$1,160,406	$715,257	$491,309